                                                                   EXHIBIT 10.34

                PROXYMED, INC., KEY COMMUNICATIONS SERVICE, INC.,
                                and MEDUNITE INC.
                                  as Borrowers

                           LOAN AND SECURITY AGREEMENT

                             Dated: December 4, 2003

                                   $12,500,000

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as Lender

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                                TABLE OF CONTENTS

Section 1.     DEFINITIONS, TERMS AND REFERENCES.......................   1
        1.1.   Certain Definitions.....................................   1
        1.2.   Accounting Terms........................................  31
        1.3.   Other Terms.............................................  31
        1.4.   Certain Matters of Construction.........................  31
        1.5.   Schedules and Exhibits..................................  32
Section 2.     CREDIT facility.........................................  32
        2.1.   Revolver Commitment.....................................  32
        2.2.   Intentionally Omitted...................................  33
        2.3.   LC Facility.............................................  33
Section 3.     INTEREST, fees and charges..............................  36
        3.1.   Interest................................................  36
        3.2.   Fees....................................................  39
        3.3.   Computation of Interest and Fees........................  40
        3.4.   Reimbursement of Expenses...............................  40
        3.5.   Lender Charges..........................................  41
        3.6.   Illegality..............................................  41
        3.7.   Increased Costs.........................................  42
        3.8.   Capital Adequacy........................................  43
        3.9.   Funding Losses..........................................  44
        3.10.  Maximum Interest........................................  44
Section 4.     LOAN ADMINISTRATION.....................................  46
        4.1.   Manner of Borrowing and Funding Revolver Loans..........  46
        4.2.   Special Provisions Governing Euro-Dollar Loans..........  47
        4.3.   Borrowers' Representative...............................  48
        4.4.   All Loans to Constitute One Obligation..................  48
Section 5.     PAYMENTS; NATURE OF EACH BORROWER'S LIABILITY...........  48
        5.1.   General Repayment Provisions............................  48
        5.2.   Repayment of Revolver Loans.............................  49
        5.3.   Conditional Application Exemption.......................  50
        5.4.   Payment of Other Obligations............................  50
        5.5.   Marshaling; Payments Set Aside..........................  51
        5.6.   Application of Payments and Collateral Proceeds.........  51
        5.7.   Loan Account; Account Stated............................  51
        5.8.   Gross Up for Taxes......................................  52
        5.9.   Nature and Extent of Each Borrower's Liability..........  52
Section 6.     TERM AND TERMINATION OF COMMITMENTS.....................  54
        6.1.   Term of Commitments.....................................  54
        6.2.   Termination or Reduction................................  54
Section 7.     COLLATERAL SECURITY.....................................  55
        7.1.   Grant of Security Interest in Collateral................  55

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
        7.2.   Lien on Deposit Accounts................................  56
        7.3.   Intentionally Omitted...................................  57
        7.4.   Other Collateral........................................  57
        7.5.   No Assumption of Liability..............................  57
        7.6.   Lien Perfection; Further Assurances.....................  57
        7.7.   Exclusion for Certain Contracts and Leases..............  58
Section 8.     COLLATERAL ADMINISTRATION...............................  58
        8.1.   General.................................................  58
        8.2.   Administration of Accounts..............................  60
        8.3.   Administration of Inventory.............................  61
        8.4.   Administration of Equipment.............................  62
        8.5.   Borrowing Base Certificates.............................  63
Section 9.     REPRESENTATIONS AND WARRANTIES..........................  63
        9.1.   General Representations and Warranties..................  63
        9.2.   Reaffirmation of Representations and Warranties.........  70
        9.3.   Survival of Representations and Warranties..............  70
Section 10.    COVENANTS AND CONTINUING AGREEMENTS.....................  70
        10.1.  Affirmative Covenants...................................  70
        10.2.  Negative Covenants......................................  74
        10.3.  Specific Financial Covenant.............................  78
Section 11.    CONDITIONS PRECEDENT....................................  79
        11.1.  Conditions Precedent to Initial Credit Extensions.......  79
        11.2.  Conditions Precedent to All Credit Extensions...........  81
        11.3.  Limited Waiver of Conditions Precedent..................  82
Section 12.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.......  83
        12.1.  Events of Default.......................................  83
        12.2.  Acceleration of  Obligations; Termination of
               Commitments.............................................  86
        12.3.  Other Remedies..........................................  86
        12.4.  Setoff..................................................  88
        12.5.  Remedies Cumulative; No Waiver..........................  88
Section 13.    MISCELLANEOUS...........................................  89
        13.1.  Power of Attorney.......................................  89
        13.2.  General Indemnity.......................................  90
        13.3.  Survival of All Indemnities.............................  90
        13.4.  Modification of Agreement; Sale of Interest.............  90
        13.5.  Severability............................................  91
        13.6.  Cumulative Effect; Conflict of Terms....................  91
        13.7.  Execution in Counterparts...............................  91
        13.8.  Lender's Consent........................................  91
        13.9.  Notice..................................................  91
        13.10. Performance of Borrowers' Obligations...................  92
        13.11. Credit Inquiries........................................  93
        13.12. Time of Essence.........................................  93
        13.13. Indulgences Not Waivers.................................  93

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
        13.14. Entire Agreement; Successors and Assigns................  93
        13.15. Interpretation..........................................  93
        13.16. Advertising and Publicity...............................  94
        13.17. Governing Law; Consent To Forum.........................  94
        13.18. Waivers by Borrower.....................................  94

                                LIST OF EXHIBITS

Exhibits

Exhibit A-1      Form of Revolver Note
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Notice of Borrowing
Exhibit D        Form of Compliance Certificate
Exhibit E        Form of Borrowers' Counsel Opinion
Exhibit F        Form of Letter of Credit Procurement Request
Exhibit H        Form of Borrowing Base Certificate
Exhibit I        Form of Blocked Account Agreement
Exhibit J        Form of Covenant Calculation Report
Exhibit K        Form of Guaranty Agreement
Exhibit L        Form of Guarantors' Security Agreement
Exhibit M        Form of Patent and Trademark Security Agreement
Exhibit N        Form of Copyright Security Agreement
Exhibit O        Form of Secretary's Certificate

Schedules

1.1              Lockbox
8.1.1            Business Locations
8.1.2            Insurance
8.4              Fixtures
9.1.1 Jurisdictions in which Borrowers and their Subsidiaries are Authorized to do Business
9.1.4            Capital Structure
9.1.5            Corporate Names
9.1.12           Surety Obligations
9.1.13           Tax Identification Numbers
9.1.15           Patents, Trademarks, Copyrights and Licenses
9.1.19           Litigation
9.1.21           Capitalized and Operating Leases
9.1.22           Pension Plans
9.1.23           Trade Relations
9.1.24           Labor Contracts
9.1.28           Hazardous Materials
10.2.3           Permitted Subordinated Debt
10.2.5           Permitted Liens

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made on December 4, 2003, by and among PROXYMED, INC., a Florida corporation ("ProxyMed" individually and, in its capacity as the representative of the other Borrowers pursuant to SECTION 4.3 hereof, "Borrowers' Agent"), KEY COMMUNICATIONS SERVICE, INC., an Indiana corporation ("Key Communications"), and MEDUNITE INC., a Delaware corporation ("Medunite" and together with ProxyMed and Key Communications, collectively, the "Borrowers" and each individually, a "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION (together with its successors and assigns, "Lender"), a national banking association.

                            R E C I T A L S:

         Each Borrower has requested that Lender make available revolving credit and letter of credit facilities to Borrowers, which facilities shall be used by Borrowers to finance their mutual and collective enterprise. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lender will, at the request of any Borrower, make loans to Borrowers under the credit facilities on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Lender, all to the mutual advantage of Borrowers. Lender's willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

         Lender is willing to extend financing to Borrowers in accordance with the terms hereof upon the execution of this Agreement by Borrowers, compliance by Borrowers with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained.

         NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrowers, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS, TERMS AND REFERENCES

         1.1. CERTAIN DEFINITIONS. In addition to such other terms as elsewhere defined herein, as used in this Agreement, in any Exhibits and in any Supplements, the following terms shall have the following meanings:

                  Account - shall have the meaning ascribed to "account" in the UCC and shall include any and all of a Borrower's now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

                  Account Debtor - a Person who is or becomes obligated under or on account of an Account, Instrument, Chattel Paper or Payment Intangible.

                  Accounts Collateral - all Accounts of a Borrower and all right, title and interest of a Borrower in or to any returned Goods the sale or other disposition of which gave rise to an Account, together with all rights, titles, securities and guarantees with respect to any Account, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security Liens, whether voluntary or involuntary, in each case whether now existing or owned or hereafter created, arising or acquired.

                  Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) the Revolver Commitment Amount on such date or (ii) an amount equal to eighty percent (80%) of Eligible Accounts on such date, subject to dilution of less than ten percent (10%) (or such lesser percentage as Lender may in its reasonable credit judgment determine from time to time). As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, Rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

                  Adjusted Euro-Dollar Rate - with respect to each Interest Period for a Euro-Dollar Loan, an interest rate per annum (rounded upwards, to the next 1/16 of 1%) equal to the quotient of (a) the Euro-Dollar Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

                  Adjusted Net Earnings - with respect to any fiscal period of Borrowers, the net earnings (or loss) for such fiscal period, all as reflected on the financial statement of Borrowers supplied to Lender pursuant to SECTION 10.1.3 hereof, but excluding: (i) any gain arising from the sale of capital assets; (ii) any gain arising from any write-up of assets during such period; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner by Borrowers, realized by such Person prior to the date of such acquisition; (v) net earnings of any entity (other than a Subsidiary of Borrowers) in which Borrowers has an ownership interest unless such net earnings have actually been received by Borrowers in the form of cash Distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to Borrowers; (vii) the earnings of any Person to which any assets of Borrowers shall have been sold, transferred or disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any

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         Securities by Borrowers; and (ix) any gain arising from extraordinary or non-recurring items, all as determined in accordance with GAAP.

                  Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by a Person or a Subsidiary of a Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

                  Agreement - this Loan and Security Agreement, and all Exhibits and Schedules hereto.

                  Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

                  Applicable Margin - As of any measurement date in which the Revolver Loan Balance is equal to or less than an amount equal to 95% of the average amount of Liquid Collateral included in the Borrowing Base for such date, a percentage equal to 0.75% with respect to Revolver Loans that bear interest as a Euro-Dollar Loan and 0% with respect to Revolver Loans that bear interest as Base Rate Loans. As of any measurement date in which the Revolver Loan Balance is greater than an amount equal to 95% of the average amount of Liquid Collateral included in the Borrowing Base for such date, (i) with respect to borrowings against Liquid Collateral, a percentage equal to 0.75% with respect to Revolver Loans that bear interest as a Euro-Dollar Loan and 0% with respect to Revolver Loans that bear interest as Base Rate Loans, and (ii) with respect to borrowings against components of the Borrowing Base other than Liquid Collateral, a percentage equal to 2.25% with respect to Revolver Loans that bear interest as a Euro-Dollar Loan and 0% with respect to Revolver Loans that bear interest as Base Rate Loans.

                  Availability - on any date, the amount that Borrowers are entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, then Availability is zero.

                  Availability Reserve - on any date of determination thereof, if deemed necessary by Lender in its sole and absolute discretion, an amount equal to the sum of the following

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

         (without duplication) (i) the Inventory Reserve; (ii) all amounts of past due rent, fees or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto;
         (iii) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (iv) the LC Reserve; (v) reserves established by Lender with respect to any Banking Relationship Debt, to the extent past due or payable; (vi) all customer deposits or other prepayments held by any Borrower; (vii) the Foreign Exchange Agreement Reserve, if any; (viii) the Interest Rate Contract Reserve; and (ix) such additional reserves as Lender in the exercise of its reasonable credit judgment may elect to impose from time to time; provided, however, that items (i), (ii) and (vi) shall not apply in the calculation of Availability Reserves for borrowings against Liquid Collateral.

                  Average Availability - for any period, an amount equal to the sum of the actual amount of Availability on each day during such period, as determined by Lender, divided by the number of days in such period.

                  Banking Relationship Debt - Debt or other obligations of a Borrower to Lender (or any Affiliate of Lender), including any Debt arising out of or relating to (i) checking and operating account relationships between a Borrower and Lender (or any Affiliate of Lender), including any obligations under Cash Management Agreements,
         (ii) Interest Rate Contracts with Lender (or any Affiliate or Lender),
         (iii) Foreign Exchange Contracts, and (iv) other products provided by Lender (or any Affiliate of Lender) to a Borrower, including ACH transfer services.

                  Bankruptcy Code - Title 11 of the United States Code.

                  Base Rate - the greater from time to time of (i) the rate of interest announced or quoted by Lender from time to time as its prime rate or (ii) the Federal Funds Rate in effect from time to time plus 0.5%. The prime rate announced by Lender is a reference rate and does not necessarily represent the lowest or best rate charged by Lender. Lender may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Lender as a standard, a comparable reference rate designated by Lender as a substitute therefor shall be the Base Rate.

                  Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

                  Blocked Account - a Deposit Account of a Borrower which is subject to a Blocked Account Agreement.

                  Blocked Account Agreement - means an agreement among a Borrower, the Lender and a Clearing Bank, substantially in the form attached hereto as EXHIBIT I, concerning the collection, treatment and remission of payments or other deposits which represent the proceeds of Collateral.

                  Board of Governors - the Board of Governors of the Federal Reserve System.

                  Borrowing - a borrowing consisting of Loans of one Type made on the same day and of the same Type by Lender or a conversion of a Loan or Loans of one Type from Lender on the same day.

                  Borrowing Base - On any date of determination thereof which is prior to the date on which the Expanded Borrowing Base Conditions have been satisfied, an amount equal to the lesser of (a) an amount equal to
         (i) the Revolver Commitment Amount minus (ii) the aggregate LC Outstandings on such date, or (b) an amount equal to (i) 95% of the amount of Liquid Collateral on such date minus (ii) the Availability Reserve on such date. On any date of determination thereof which is on or after the date on which the Expanded Borrowing Base Conditions have been satisfied, an amount equal to the lesser of (a) an amount equal to
         (i) the Revolver Commitment Amount minus (ii) the aggregate LC Outstandings on such date, or (b) an amount equal to (i) 95% of the amount of Liquid Collateral on such date plus (ii) the Accounts Formula Amount on such date plus (iii) an amount equal to the lesser of (A) the Inventory Formula Amount on such date or (B) $2,000,000 minus (iv) the Availability Reserve on such date.

                  Borrowing Base Certificate - a certificate, in the form attached hereto as EXHIBIT H, by which Borrowers shall certify to Lender the respective amounts of the components of the Borrowing Base as of the date of the certificate and the calculation or other determination of such amounts.

                  Borrowing Base Reporting Event - means the occurrence of the following on any date: the Revolver Loan Balance shall exceed an amount equal to 95% of the Liquid Collateral on such date minus the Availability Reserve on such date.

                  Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia and the State of North Carolina or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a Euro-Dollar Loan (including the making, continuing, prepaying or repaying of any Euro-Dollar Loan), the term "Business Day" shall mean a "Euro-Dollar Business Day."

                  Capital Expenditures - with respect to any Person, expenditures made or liabilities incurred by such Person for capitalized software or for the acquisition or leasing pursuant to a capital lease of any fixed or capital assets or improvements, replacements, substitutions or additions thereto, to the extent that the same are properly treated as capital expenditures under GAAP on a balance sheet of such Person, including the total principal portion of Capitalized Lease Obligations.

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

                  Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited in an account opened with and maintained by Lender in accordance with this Agreement as security for any of the Obligations.

                  Cash Collateral Account - a demand deposit, money market or other account established with and maintained by Lender, which account shall be in Lender's name and subject to Lender's Liens.

                  Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition;
         (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's and (unless issued by Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and
         (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's and having a maturity within 9 months after the date of acquisition thereof.

                  Cash Management Agreements - any agreement entered into at any time between a Borrower or any of its Subsidiaries, on the one hand, and Lender or any of its Affiliates in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

                  CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

                  Change of Control - shall mean the occurrence of any of the following:

                  (a) with respect to any Borrower, less than a majority of the members of such Borrower's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors by a majority of

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

                           the directors who are either directors referred to in clause (i) above or directors nominated and approved pursuant to this clause (ii); or

                  (b) with respect to any Borrower, the stockholders of such Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; or

                  (c) a Person or group of Persons acting in concert (i) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Equity Interests of ProxyMed aggregating more than forty-nine percent (49%) of the combined voting power of the outstanding Equity Interests in ProxyMed entitled to vote for the election of directors, or (ii) with respect to any Borrower, shall have the right to elect a majority of the Board of Directors of such Borrower.

                  Chattel Paper - shall have the meaning ascribed to "chattel paper" in the UCC and shall include Electronic Chattel Paper.

                  Claim - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants' or consultants' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

                  Clearing Bank - means any banking institution with which a Blocked Account has been established pursuant to an Blocked Account Agreement.

                  Closing Date - the date on which all of the conditions precedent in SECTION 11.4 of this Agreement are satisfied.

                  Collateral - all of the Property and interests in Property described in SECTION 7 of this Agreement, all Property described in any of the Security Documents as security for payment or performance of the Obligations and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

                  Collateral Reserve Account - a Deposit Account which has been opened and maintained by the Borrowers with the Lender pursuant to
         SECTION 11.1.8.

                  Commercial Tort Claim - shall have the meaning ascribed to "commercial tort claim" in the UCC.

                  Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Term; (ii) the date on which Borrowers elect to terminate the Commitments pursuant to SECTION 6.2 of this Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to SECTION 12.2 of this Agreement.

                  Commitments - at any date, the Revolver Commitment Amount.

                  Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Lender in accordance with, and in the form annexed as EXHIBIT D to, this Agreement.

                  Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies in reference to two or more Persons.

                  Consolidating - the presentation of the separate accounts or other items to which such term applies in reference to two or more Persons where such accounts or items are also presented on a Consolidated basis, in accordance with GAAP.

                  Consolidated EBITDA - for any period, an amount equal to the sum for such period of (i) Adjusted Net Earnings, plus (ii) provision for Taxes based on income that are actually deducted in calculating Adjusted Net Earnings, plus (iii) Interest Expense, plus (iv) depreciation and amortization expense, on a Consolidated basis.

                  Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance or payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  Control or controlled by or under common control - possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Voting Securities, by contract or otherwise, but not solely by being an officer or director of a Person); provided, however, that any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Equity Interests ordinarily having Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

                  Controlled Disbursement Account - a demand deposit account maintained by Borrowers at Lender and to which proceeds of Revolver Loans will be deposited from time to time.

                  Copyright Security Agreement - the Copyright Security Agreement to be executed by Borrowers in favor of Lender and by which Borrowers shall assign to Lender, as security for the Obligations, all of their right, title and interest in and to all of their copyrights.

                  Current Assets - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

                  CWA - the Clean Water Act (33 U.S.C. Sections 1251 et seq.).

                  Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrowers (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  Default Rate - on any date, a rate per annum that is equal to 2% plus the highest Applicable Margin for Base Rate Loans plus the Base Rate in effect on such date.

                  Deposit Accounts - a demand, time, savings, passbook, money market or other depository account, and a certificate of deposit maintained by a Person with any bank, savings and loan association, credit union or other depository institution.

                  Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

                  Document - shall have the meaning given to "document" in the UCC.

                  Dollar Equivalent - with respect to any monetary amount in any foreign currency at any date for the determination thereof, the amount of Dollars obtained by converting such foreign currency into Dollars at the spot rate for the purchase of Dollars with such foreign currency as quoted by Bank at approximately 11:00 a.m. on the date of determination thereof.

                  Dollars and the sign "$" - lawful money of the United States of America.

                  Domestic Subsidiary - a Subsidiary of Borrower that is incorporated under the laws of a state of the United States or the District of Columbia.

                  Effective Date - the date on which all of the conditions precedent in SECTION 11 of this Agreement are satisfied.

                  Electronic Chattel Paper - shall have the meaning ascribed to "electronic chattel paper" in the UCC.

                  Eligible Account - an Account that arises in the Ordinary Course of Business of a Borrower from the sale of goods or rendition of services, is payable in Dollars, is subject to Lender's duly perfected first priority security interest, uses the Lockbox remittance address for invoices with respect to such Account, meets such other specific criteria as Lender, in its reasonable credit judgment, may determine after Lender undertakes the Initial Field Exam, and is deemed by Lender, in its reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing and without duplication, no Account shall be an Eligible Account if: (i) it arises out of a sale of goods or rendition of services made by a Borrower to an Excluded Account Debtor; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 10% of the net amount of all Eligible Accounts in the aggregate, to the extent of such excess; (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; (vii) the Account Debtor is also a Borrower's creditor or supplier, or the

         Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve or chargeback (including, in any such case, with respect to any royalty or licensing fees payable by a Borrower), provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback;
         (viii) it arises from a sale to an Account Debtor organized under the laws of a jurisdiction outside of the United States of America (including the District of Columbia and the Commonwealth of Puerto Rico, but otherwise excluding its territories and possessions) or having its principal office, assets or place of business outside the United States of America (including the District of Columbia and the Commonwealth of Puerto Rico, but otherwise excluding its territories and possessions), unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank acceptable to Lender and that is in form and substance acceptable to Lender in the exercise of its reasonable credit judgment and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States and, if requested by Lender, such letter of credit, or amounts payable thereunder, is assigned to Lender (with such assignment acknowledged by the issuing or confirming bank); (ix) it arises from a sale to the Account Debtor on a bill and hold in excess of $500,000 at any one time (provided that it shall be ineligible only to the extent of such excess), guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis; (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Lender, if requested by Lender, in a manner satisfactory to Lender in the exercise of its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor in a manner that prohibits Borrower from assigning such account to Lender; (xi) the Account is subject to a Lien other than a Permitted Lien; (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xiii) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;
         (xiv) the Account represents a progress billing or a retainage; (xv) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business provided that it shall be ineligible only to the extent of discounts or allowances which are reflected in the calculation of the face value of each invoice related to such Account; (xvi) the Account represents, in whole or in part, a billing for interest, fees or late charges, or includes amounts which constitute rebates or advertising or similar allowances from a vendor, provided that such Account shall be ineligible only to the extent of the amount of such billing; (xvii) the Account Debtor has made a partial payment with respect to such Account, but only to the extent of the unpaid balance of such payment, or any Payment Item previously given by or on behalf of the Account Debtor was returned unpaid or otherwise dishonored, but only to the extent of the dishonored or returned amount; (xviii) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes; (xix) it arises out of a sale of goods or rendition of services that contravenes in any material respect any Applicable Law (including laws relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) or with respect to which any party to the contract therefor is in violation of any such law that could have an adverse effect upon the collectibility, value or payment terms of such Account; (xx) it constitutes a rebilled amount arising from a deduction taken by an Account Debtor with respect to a previously arising Account; (xxii) the right to payment thereof is not freely assignable; (xxii) the Account represents in whole or in part a pre-billing to the extent of such pre-billing; or (xxiii) Lender otherwise determines such Account to be ineligible hereunder based upon Lender's reasonable credit judgment following not less than five (5) days prior written notice to Borrower of such ineligibility.

                  Eligible Cash - as of any date, an amount equal to the aggregate amount of all Cash Collateral provided by the Borrowers to, and held by, the Lender which has been designated by the Borrowers and the Lender as "Eligible Cash" for purposes of inclusion in the Borrowing Base, expressly excluding the amount of any Cash Collateral which is permitted or required to be deposited with the Lender pursuant to this Agreement or any of the other Loan Documents for any purpose other than creating Availability under the Borrowing Base.

                  Eligible Inventory - Inventory which is owned by a Borrower (other than packaging materials, display items, labels, samples, bags, replacement parts and supplies) and of a type held for sale in the Ordinary Course of Business of such Borrower, meets such other specific criteria as Lender, in its reasonable credit judgment, may determine after Lender undertakes the Initial Field Exam and which Lender, in its reasonable credit judgment, deems to be Eligible Inventory.

                  Environmental Laws - all federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders and consent decrees (together with all programs, permits and guidance documents promulgated by regulatory agencies, to the extent having the force of law), now or hereafter in effect, that relate to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, whether new or hereafter in effect, including CERCLA, RCRA and CWA.

                  Environmental Liabilities - means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any

         Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Environmental Release, threatened Environmental Release, or the presence of a Hazardous Material.

                  Environmental Release - a release as defined in CERCLA or under any other applicable Environmental Laws.

                  Equipment - shall have the meaning ascribed to "equipment" in the UCC and shall include Fixtures.

                  Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

                  ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

                  Eurocurrency Liabilities - as defined in Regulation D.

                  Euro-Dollar Business Day - means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  Euro-Dollar Lending Office - the office designated as a Euro-Dollar Lending Office for Lender on the signature page hereof and such other office of Lender or any of its Affiliates that is hereafter designated by Lender as provided in SECTION 4.2.3 of this Agreement.

                  Euro-Dollar Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted Euro-Dollar Rate.

                  Euro-Dollar Rate - with respect to the applicable Interest Period of any Euro-Dollar Loan, an interest rate per annum determined by Lender from time to time on the basis of the offered rate for deposits in Dollars in the London Interbank borrowing market of amounts equal to or comparable to the principal amount of a requested Euro-Dollar Loan, as applicable, to which such Interest Period relates offered for a term comparable to such Interest Period, which rate appears on the display designated as page "3750" on the Telerate Service as of 11:00 a.m. (London Time), 2 Euro-dollar Business Days prior to the first day of such Interest Period (which rate shall be rounded upward, if necessary, to the next higher 1/10,000 of 1%); provided, however, that if no such offered rates appear on such page or if more than one such offered rate appears on such service on such date, the "Euro-Dollar Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of the offered rates quoted by not less than 2 major banks in New York City, selected by the Lender, at approximately 10:00 a.m., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks in the London Interbank borrowing market for a period comparable to such Interest Period in amounts equal or comparable to the principal amount of the requested Euro-Dollar Loan.

                  Event of Default - as defined in SECTION 12.1 of this Agreement.

                  Excluded Account Debtor - an Account Debtor that (i) is a Subsidiary, Affiliate, officer, agent or employee of a Borrower; (ii) is a Person controlled by an Affiliate of a Borrower; (iii) has suspended or ceased business or has ceased to be Solvent; (iv) has filed, or has had filed against it, an Insolvency Proceeding; (v) is located in any state or other jurisdiction that imposes conditions on the right of a creditor to collect accounts receivable, unless such Borrower has either qualified to transact business in such state as a foreign entity or filed any required Notice of Business Activities Report or other required report or notice with the appropriate officials in such state or jurisdiction for the then current year; (vi) is located in a state in which a Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact in such state or has filed all required reports; or (vii) is designated as an Excluded Account Debtor upon 10 days written notice from Lender to Borrowers.

                  Expanded Borrowing Base Conditions - means each and all of the following:

                  (i) Lender has conducted a Field Exam, with results satisfactory to the Lender in its sole discretion, within 90 days prior to the date of the initial request for a borrowing against components of the Borrowing Base other than Liquid Collateral; and

                  (ii) the Fixed Charge Coverage Ratio of the Borrowers, on a consolidated basis, which shall be calculated by using annualized amounts of each and all of Consolidated EBITDA, Capital Expenditures, cash income taxes, cash Distributions, and cash interest expense, has not been less than 1.0 to 1 for each of the three most recent successive Fiscal Months prior to the date of the initial request for a borrowing against components of the Borrowing Base other than Liquid Collateral (as used herein, the term "annualized" shall mean multiplied by 4), evidence of which shall be provided to the Lender on a Covenant Calculation Report in the form of EXHIBIT J attached hereto; and

                  (iii) there exists no Default or Event of Default.

                  Extraordinary Expenses - all costs, expenses, fees and advances which Lender may suffer or incur in connection with an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Lender's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations;
         (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Lender pursuant to SECTION 8.1.3 of this Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Lender which is reimbursable to Lender by Borrowers pursuant to SECTION 3.4 of this Agreement. Such costs, expenses, fees and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of a Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by a Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Lender.

                  Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from 3 federal funds brokers of recognized standing selected by Lender.

                  FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

                  Field Exam - any field examination after the Closing Date by Lender of Borrower's property comprising Collateral and Borrower's records, reporting systems and other items or matters related thereto.

                  Financed Capital Expenditures - Capital Expenditures that are financed by a Borrower with Funded Debt.

                  Finished Goods - Inventory consisting of completed goods that require no additional processing or manufacturing in order to be sold in the Ordinary Course of Business of a Borrower.

                  Fiscal Month - each of the twelve (12) monthly accounting periods of a Borrowers comprising its Fiscal Year.

                  Fiscal Quarter - each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring at the end thereof).

                  Fiscal Year - the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on December 31 of each year.

                  Fixed Charge Coverage Ratio - for any period of a Person, the ratio of such Person's (i) Consolidated EBITDA minus cash income taxes paid minus Capital Expenditures (other than Financed Capital Expenditures) for such period minus cash Distributions permitted under this Agreement and paid, to (ii) Fixed Charges for such period.

                  Fixed Charges - for any fiscal period of a Person, the sum of such Person's (i) cash interest expense in respect of its Funded Debt, plus (ii) the current portion of Funded Debt due during the immediately succeeding 12-month period, plus (iii) without duplication, cash payments of principal and interest on Subordinated Debt made during such period. Without duplication, and solely for purposes of the definition of Fixed Charge Coverage Ratio, the preceding subsection
         (iii) of this definition of "Fixed Charges" shall refer to annualized payments of principal and interest on Subordinated Debt made during such period.

                  Fixtures - shall have the meaning ascribed to "fixtures" in the UCC.

                  FLSA - the Fair Labor Standards Act of 1938.

                  Foreign Exchange Contract - any foreign exchange contract, currency swap agreement and other similar agreement and arrangement at any time entered into by a Borrower with Lender that is designed to protect such Borrower against fluctuations in foreign exchange rates.

                  Foreign Exchange Contract Reserve - on any date, a reserve imposed by Lender in its discretion, equal to the aggregate amount, as determined by Lender, of all Foreign Exchange Contracts with Lender or any of its Affiliates and in effect on such date, as determined by Lender applying its customary methodology.

                  Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

                  Full Payment - as with respect to any of the Obligations, full, final and indefeasible payment of such Obligations in cash or immediately available funds and, in the case of any Contingent Obligations (including any LC Outstandings that exist by virtue of an outstanding undrawn Letter of Credit), Lender's receipt of either cash or a direct pay letter of credit naming Lender as beneficiary and in form and substance, and from an issuing bank, acceptable to Lender, in each case in an amount not less than 105% of the aggregate amount of all such Contingent Obligations.

                  Funded Debt - collectively, for any Person, (a) the aggregate principal amount of Debt for Money Borrowed which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof, plus (b) all Debt outstanding under any revolving credit, line of credit or renewals thereof, notwithstanding that any such Debt is created or incurred within one year of the expiration of such facility, plus (c) all Capitalized Lease Obligations.

                  GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

                  General Intangibles - shall have the meaning ascribed to "general intangible" in the UCC and shall include Payment Intangibles, Software, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, operational manuals, permits, internet addresses and domain names, insurance refunds and premium rebates, and all rights of a Borrower to indemnification and all other intangible property of a Borrower of every kind and nature (other than Accounts).

                  Goods - shall have the meaning ascribed to "goods" in the UCC.

                  Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  Governmental Authority - any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions (within the scope of his/her authority) of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

                  Guarantors - means WPJ, Inc., a California corporation and ProxyMed Acquisition Corp II, a/k/a Davie Corporation, a Florida corporation.

                  Guarantors' Security Agreement - a Guarantors' Security Agreement substantially in the form of EXHIBIT L, attached hereto, executed by each of the Guarantors in favor of Lender.

                  Guaranty Agreements - the Guaranty Agreements, each substantially in the form of EXHIBIT K, attached hereto, executed by the Guarantors in favor of Lender with respect to the Obligations.

                  Hazardous Material - means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance."Hazardous Waste" has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et. seq.).

                  Indemnified Amount - in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which any Borrower or any other Obligor has agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents.

                  Indenture - has the meaning ascribed to such term in SECTION
         9.1.27 of this Agreement.

                  Indenture Debt - Debt incurred by ProxyMed under the
         Indenture.

                  Initial Field Exam - the first Field Exam after the Closing Date.

                  Insolvency Proceeding - any action, case or proceeding commenced by or against an Obligor, or any agreement of such Obligor, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Obligor or any part of its Property which remains unstayed for sixty (60) days, (iii) an assignment or trust mortgage for the benefit of creditors of such Obligor, or (iv) the liquidation, dissolution or winding up of the affairs of such Obligor.

                  Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

                  Intellectual Property - all intellectual and similar Property of a Person of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, mask works, trade secrets, confidential or proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

                  Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual

         Property of such Person, which claim has not been resolved within sixty
         (60) days of receipt by the Borrower thereof.

                  Interest Expense - for any fiscal period of a Person, total interest expense of such Person during such period, (including that portion attributable to capitalized leases and capitalized interest) with respect to all outstanding Debts of such Person, including all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net cost under Interest Rate Contracts, as determined on a Consolidated basis in accordance with GAAP.

                  Interest Period - shall have the meaning ascribed to it in
         SECTION 3.1.3 of this Agreement.

                  Interest Rate Contract - any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by a Borrower with Lender that is designed to protect against fluctuations in interest rates.

                  Interest Rate Contract Reserve - on any date, a reserve imposed by Lender in its discretion, equal to the aggregate amount, as determined by Lender, of all Interest Rate Contracts with Lender or any of its Affiliates and in effect on such date, as determined by Lender applying its customary methodology.

                  Inventory - shall have the meaning ascribed to "inventory" in the UCC and shall include all goods intended for sale or lease by a Borrower, for display or demonstration, all work in process, all raw materials and other materials and supplies of every nature and description used or usable in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Borrower's business (but excluding Equipment).

                  Inventory Formula Amount - on any date of determination thereof, an amount equal to up to thirty percent (30%) of the Value of Eligible Inventory on such date as Lender, in its reasonable credit judgment, establishes, with notice to the Borrowers, after the Initial Field Exam (or such lesser percentage as Lender may in its reasonable credit judgment determine from time to time).

                  Inventory Reserve - such reserves as may be established from time to time by Lender in the exercise of its reasonable credit judgment to reflect changes in the salability of any Eligible Inventory in the Ordinary Course of Business or such other factors as may negatively affect the Value of any Eligible Inventory. Without limiting the generality of the foregoing, such reserves may include a reserve based upon obsolescence, seasonality, theft or other shrinkage, imbalance, change in composition or mix, or markdowns; (ii) a reserve for discrepancies that arise pertaining to Inventory quantities on hand between Borrowers' perpetual accounting system and physical counts of the Inventory, which shall equal an amount reasonably determined by Lender; and (iii) a lower of cost or market reserve for any differences between Borrowers' actual cost to produce versus its selling price to third parties, determined on a product-line basis.

                  Investment Property - shall have the meaning ascribed to "investment property" in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities, accounts, commodity contracts and commodity accounts.

                  LC Application - an application by Borrowers to Lender, pursuant to a form approved by Lender, for the issuance of a Letter of Credit that is submitted to Lender at least 5 Business Days prior to the requested issuance of such Letter of Credit.

                  LC Conditions - the following conditions, the satisfaction of each of which is required before Lender shall be obligated to issue any Letter of Credit: (i) each of the conditions set forth in SECTION 11 of this Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Lender, the LC Outstandings would not exceed $5,000,000, and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not, and would not upon the issuance of the requested Letter of Credit, exceed the Revolver Commitment Amount; (iii) such Letter of Credit has an expiration date that is no more than 365 days from the date of issuance in the case of standby Letters of Credit and no more than 180 days from the date of issuance in the case of documentary Letters of Credit and, in either event, such expiration date is at least 30 days prior to the last day of the Term; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

                  LC Documents - any and all agreements, instruments and documents (other than an LC Application) required by Lender to be executed by a Borrower or any other Person and delivered to Lender for the issuance of a Letter of Credit.

                  LC Facility - a subfacility of the Revolver Facility established pursuant to SECTION 2.3 of this Agreement.

                  LC Outstandings - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Lender, plus (ii) the aggregate undrawn amount of all Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by Lender.

                  LC Request - a Letter of Credit Procurement Request from Borrowers to Lender in the form of EXHIBIT F attached hereto.

                  LC Reserve - on any date, the aggregate of all LC Outstandings on such date, other than the LC Outstandings that are fully secured by Cash Collateral.

                  Lender Indemnitees - Lender and each of its Affiliates and each officer, director, employee, agent, attorney and shareholder of Lender or any of its Affiliates.

                  Letter of Credit - any standby letter of credit or documentary letter of credit issued by Lender for the account of a Borrower.

                  Letter of Credit Rights - shall have the meaning ascribed to "letter of credit right" in the UCC.

                  License Agreement - any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.

                  Licensor - any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or other Goods.

                  Licensor/Lender Agreement - an agreement between Lender and a Licensor by which Lender is given the unqualified right, upon notice to such Licensor if notice is required by the Licensor, vis-a-vis such Licensor, to enforce Lender's Liens with respect to, and to dispose of Borrowers' Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Borrowers' default under any License Agreement with such Licensor and which is otherwise in form and substance satisfactory to Lender.

                  Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Lien Waiver - an agreement duly executed in favor of Lender, in form and content acceptable to Lender, by which (i) for locations leased by an Obligor, an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Lender's Lien therein and to permit Lender to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property, or (ii) for locations at which any Obligor places Inventory with a warehouseman or a processor, such warehouseman or processor agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Lender's Lien therein and to permit Lender to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property.

                  Liquid Collateral - as of any date, the aggregate amount of Eligible Cash.

                  Loan - a Revolver Loan (and each Base Rate Loan and Euro-Dollar Loan comprising any such Loan).

                  Loan Account - the loan account established by Lender on its books pursuant to SECTION 5.7 of this Agreement.

                  Loan Documents - this Agreement, the Guaranty Agreements, the Other Agreements and the Security Documents.

                  Loan Year - a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e., the first Loan Year) to commence on the date of this Agreement.

                  Lockbox - the lockbox belonging to Lender identified on
         SCHEDULE 1.1.

                  Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

                  Material Adverse Effect - the effect of any event, condition, action, omission or circumstance which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) or any Obligor; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of any of the Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of such Liens; (iv) materially impairs the ability of any Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

                  Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

                  Money Borrowed - as applied to any Obligor, (i) Debt arising from the lending of money by any other Person to such Obligor; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Obligor, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and
         (v) Debt of such Obligor under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Obligor.

                  Moody's - Moody's Investors Services, Inc.

                  Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

                  Net Disposition Proceeds - with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower in cash from the sale, lease, transfer or other disposition of the Collateral, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of the Collateral, net of: (i) the reasonable and customary costs and expenses of such sale, lease, transfer or other disposition (including legal fees and sales commissions); (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on such Collateral disposed of that is senior to Lender's Liens; and (iii) in connection with any sale of Collateral, a reasonable reserve (not to exceed 5% of the total purchase price) for post-closing adjustments to the purchase price, provided that upon the expiration of not more than 90 days after the sale any remaining reserve balance is remitted to Lender for application to the Obligations.

                  Notes - each of the Revolver Note and any other promissory note executed by a Borrower at Lender's request to evidence any of the Obligations.

                  Notice of Borrowing - as defined in SECTION 4.1.1(i) of this Agreement.

                  Notice of Conversion/Continuation - as defined in SECTION 3.1.2(ii) of this Agreement.

                  Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) all LC Outstandings and all other obligations of any Obligor to Lender or any Affiliate of Lender arising in connection with the issuance of any Letter of Credit;
         (iii) all Debt and other obligations of any Borrower to Lender or any Affiliate of Lender under or in connection with any Interest Rate Contract or Foreign Exchange Contract, including any premature termination or breakage costs; and (iv) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender under or pursuant to any of the Loan Documents or owing by any Obligor to Lender or any Affiliate of Lender with respect to any Banking Relationship Debt, whether evidenced by a note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors under any of the Loan Documents or any Other Agreement.

                  Obligor - each Borrower, each Guarantor and each other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Lender a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

                  Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

                  Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or similar agreement or instrument governing this formation or operation of such Person.

                  OSHA - the Occupational Safety and Hazard Act of 1970.

                  Other Agreements - each Licensor/Lender Agreement, each Interest Rate Contract, the Notes, the Foreign Exchange Contracts and any and all other agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by a Borrower, any other Obligor or any other Person and delivered to Lender in respect of the transactions contemplated by this Agreement.

                  Out-of-Formula Condition - as defined in SECTION 2.1.2 of this Agreement.

                  Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

                  Participant - each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

                  Patent and Trademark Security Agreement - the Patent and Trademark Security Agreement to be executed by Borrowers in favor of Lender and by which Borrowers shall assign to Lender, as security for the Obligations, all of their right, title and interest in and to all of their trademarks and patents.

                  Payment Intangibles - shall have the meaning ascribed to "payment intangible" in the UCC.

                  Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

                  Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Lender but which have not theretofore been advanced by Lender.

                  Permitted Contingent Obligations - Contingent Obligations arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Interest Rate Contracts entered into in the Ordinary Course of Business pursuant to this Agreement or with Lender's prior written consent; Contingent Obligations of a Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under SECTION
         8.4 of this Agreement; Contingent Obligations consisting of reimbursement obligations from time to time owing by a Borrower to Lender with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by Borrower to any other Person that may issue letters of credit for the account of a Borrower); and other Contingent Obligations not to exceed $300,000 in the aggregate at any time.

                  Permitted Lien - a Lien of a kind specified in SECTION 10.2.5 of this Agreement.

                  Permitted Purchase Money Debt - Purchase Money Debt of a Borrower and its Subsidiaries which is incurred after the date of this Agreement and that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $3,000,000, and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  P.O.S. Devices - point of sale devices leased by Borrowers to their "provider" customers (i.e. physicians) for card-swipe health care insurance eligibility verification.

                  Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization or a Governmental Authority.

                  Plan - an employee benefit plan now or hereafter maintained for employees of a Borrower that is covered by Title IV of ERISA.

                  Projections - (i) prior to December 31, 2003 and thereafter until Lender receives new projections pursuant to SECTION 10.1.6 hereof, the projections of Borrowers' Consolidated financial condition, results of operations, cash flow and projected Availability, prepared on a monthly basis for the Fiscal Years ending December 31, 2003 and 2004, and (ii) thereafter, the projections most recently received by Lender pursuant to and as required by SECTION 10.1.6 hereof.

                  Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP;
         (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute;
         (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and
         (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

                  Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any Equipment or other fixed assets of a Borrower, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any Equipment or other fixed assets of a Borrower for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings, but not any increases in the principal amounts thereof outstanding at the time.

                  Purchase Money Lien - a Lien upon Equipment or other fixed assets of a Borrower which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

                  Rebates - quantifiable rebates for specific accounts as indicated on a separate line item of the invoice for the corresponding Account.

                  Receipts - all payments on Accounts and all payments constituting proceeds of Inventory and other Collateral in the form in which such payments are made, whether by cash, check, credit card sales drafts, credit card sales, charge slips or any other manner whatsoever.

                  Refinancing Conditions - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under SECTION 10.2.3 of this Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount outstanding of the Debt being extended, renewed or refinanced, (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent, (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Borrowers than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

                  Refinancing Debt - Debt of a Borrower for Money Borrowed that is permitted by SECTION 10.2.3 and that is the subject of or the result of an extension, renewal or refinancing.

                  Regulation D - Regulation D of the Board of Governors.

                  Reimbursement Date - as defined in SECTION 2.3.1(iii) of this Agreement.

                  Rentals - as defined in SECTION 10.2.14 of this Agreement.

                  Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

                  Reporting Month - any Fiscal Month in which a Borrowing Base Reporting Event has occurred.

                  Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by a Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the Ordinary Course of Business of a Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by a Borrower or any of its Subsidiaries in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of a Borrower or any of its Subsidiaries; (iv) investments in Subsidiaries to the extent existing on the Closing Date; (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Lender; (vi) loans and other advances of money to the extent not prohibited by SECTION 10.2.2, and (vii) investments disclosed in writing to Lender and subject to Lender's consent, which consent shall not be unreasonably withheld.

                  Restrictive Agreement - an agreement (other than a Loan Document) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor's or Subsidiary's assets (including Liens granted in favor of Lender pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to another Obligor.

                  Revolver Commitment - the commitment of Lender to make Revolver Loans to Borrowers in accordance with the provisions of
         SECTION 2.1 hereof, not to exceed $12,500,000.

                  Revolver Commitment Amount - $12,500,000.

                  Revolver Facility - the loan facility established by Lender pursuant to SECTION 2.1 of this Agreement.

                  Revolver Loan - a loan made by Lender as provided in SECTION
         2.1 of this Agreement (including any Out-of-Formula Loan).

                  Revolver Loan Balance - for any day, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Outstandings at the end of such day.

                  Revolver Note - a Revolver Note to be executed by Borrowers in favor of Lender in the form of EXHIBIT A-1 attached hereto, which shall be in the face amount of the Revolver Commitment Amount and which shall evidence all Revolver Loans made by Lender to Borrowers pursuant to this Agreement.

                  S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  Schedule of Accounts - as defined in SECTION 8.2.1 of the Agreement.

                  Secured Parties - Lender and each Affiliate of Lender.

                  Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

                  Security Documents - the Patent and Trademark Security Agreement, the Copyright Security Agreement, the Guarantors' Security Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

                  Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, a Borrower.

                  Slow-Moving Inventory - Inventory that has not been sold by a Borrower within the 6-month period following such Borrower's acquisition of such Inventory.

                  Software - shall have the meaning ascribed to "software" in the UCC.

                  Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

                  Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation
         D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  Subordinated Debt - unsecured Debt, including the Indenture Debt, incurred by a Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Lender.

                  Subsidiary - any Person in which 50% or more of its outstanding Voting Securities or 50% or more of all Equity Interests is owned directly or indirectly by a Borrower or by one or more other Subsidiaries or by a Borrower and one or more other Subsidiaries.

                  Supporting Obligation - shall have the meaning ascribed to "supporting obligation" in the UCC.

                  Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto.

                  Term - as defined in SECTION 6.1 of this Agreement.

                  Termination Date - the date on which this Agreement is terminated pursuant to SECTION 6.2 of this Agreement.

                  Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a Euro-Dollar Loan or a Base Rate Loan.

                  UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                  Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary to a Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, as a dividend or distribution on account of such Borrower's ownership of Equity Interests, or otherwise.

                  Value - with reference to the value of Eligible Inventory in Dollars, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

                  Voting Power - with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the Board of Directors (or Persons performing similar functions) of such Person.

                  Voting Securities - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         1.2. ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Subsidiaries heretofore delivered to Lender and using, if applicable, the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP; provided, however, that for purposes of determining Borrower's compliance with financial covenants contained in SECTION 10.3 of this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in SECTION 9.1.9 of this Agreement unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of this Agreement and that is material to Borrowers, Lender shall the right to require either that conforming adjustments be made to any financial covenants set forth in this Agreement, or the components thereof, that are affected by such change or that Borrowers report their financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

         1.3. OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

         1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other document (including any of the Loan Documents) shall include any and all modifications or supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Lender. All calculations of Value shall be in Dollars, all Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase "to the best of any Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or other Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of any Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in good faith in the diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the officers, employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

         1.5. SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached hereto are by reference made a part hereof.

         1.6. ELIGIBLE ACCOUNTS AND ELIGIBLE INVENTORY DEFINITIONS. Following the Initial Field Exam and pursuant to the results thereof, Lender shall make any changes to the definitions of Eligible Accounts and Eligible Inventory that, in its reasonable credit judgment, Lender deems necessary in furtherance of the agreements of the parties contained in this Agreement.

SECTION 2. CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to $12,500,000 available to Borrowers as follows:

         2.1. REVOLVER COMMITMENT.

                  2.1.1. Revolver Loans. Lender agrees, to the extent of the Revolver Commitment and upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Term, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lender shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding and Pending Revolver Loans exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. The Revolver Loans shall bear interest as set forth in SECTION 3.1 hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or Euro-Dollar Loans.

                  2.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lender is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in SECTION 3.1.5.

                  2.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to satisfy any Debt owing on the Effective Date to Lender; (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iii) to pay any of the Obligations; and (iv) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by Borrowers to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

                  2.1.4. Revolver Note. The Revolver Loans made by Lender and interest accruing thereon shall be evidenced by the records of Lender and by the Revolver Note, which shall be executed by Borrowers and delivered to Lender on the Closing Date. All outstanding principal amounts and accrued interest under the Revolver Note shall be due and payable as set forth in SECTION 5.2 hereof.

         2.2. INTENTIONALLY OMITTED.

         2.3. LC FACILITY.

                  2.3.1. Procurement of Letters of Credit. Subject to all of the terms and conditions hereof, Lender agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the thirtieth day prior to the last day of the Term, and provided no Default or Event of Default exists, Lender shall issue one or more Letters of Credit on Borrowers' request therefor from time to time:

                           (i) Borrowers acknowledge that Lender's willingness to issue any Letter of Credit is conditioned upon Lender's receipt of
         (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Lender may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to issue any Letter of Credit unless (x) Lender receives an LC Request from Borrowers at least 5 Business Days prior to the date on which Borrowers desires to submit such

         LC Application to Lender and (y) each of the LC Conditions is satisfied on the date of Lender's receipt of the LC Request and at the time of the requested execution of the LC Application. In no event shall Lender have any liability or obligation to Borrowers or any Subsidiary for any failure or refusal by Lender to issue, for Lender's delay in issuing, or for any error of Lender in issuing any Letter of Credit.

                           (ii) Letters of Credit may be requested by Borrowers only if they are to be used (a) to support obligations of Borrowers incurred in the Ordinary Course of Business of Borrowers or (b) for such other purposes as Lender may approve from time to time in writing.

                           (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Lender, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto. Borrowers agree to reimburse Lender for any draw under any Letter of Credit as hereinafter provided, and to pay Lender the amount of all other liabilities and obligations payable to Lender under or in connection with any Letter of Credit when due, irrespective of any claim, setoff, defense or other right that Borrowers may have at any time against Lender or any other Person. If Lender shall pay any amount under any Letter of Credit, then Borrowers shall pay to Lender, in Dollars on the first Business Day following the date on which payment was made by Lender under such Letter of Credit (the "Reimbursement Date"), an amount equal to the amount paid by Lender under such Letter of Credit together with interest from and after the Reimbursement Date until payment in full is made by Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Lender has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Lender, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers has been discharged with the proceeds of such Letter of Credit. Whether or not a Borrower submits any Notice of Borrowing to Lender, Borrowers shall be deemed to have requested from Lender a Borrowing of Base Rate Loans in an amount necessary to pay to Lender all amounts due Lender on any Reimbursement Date, irrespective of whether or not any Default or Event of Default has occurred or exists, the Revolver Commitment has been terminated, the funding of the Borrowing deemed requested by Borrowers would result in, or increase the amount of, any Out-of-Formula Condition or any of the conditions set forth in SECTION 11 hereof are not satisfied.

                           (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Lender for any payment made by Lender under the Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit, or improper honor by Lender of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrowers contend that, as a consequence of such noncompliance it has no obligation to reimburse Lender for any payment made with respect thereto, Borrowers shall nevertheless be obligated to reimburse Lender for any payment made under such Letter of Credit, but without waiving any claim Borrowers may have against Lender in connection therewith; provided, however, that the Borrowers shall not be obligated to reimburse the Lender for such payment if the Lender was grossly negligent in the making of such payment.

                           (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                  2.3.2. Cash Collateral Account. If any LC Outstandings (whether or not then due or payable) shall exist (i) at any time that an Event of Default has occurred and is continuing, (ii) on any date that Availability would, but for the last sentence of the definition thereof set forth hereinabove, be less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Lender's request, forthwith deposit with Lender, in cash, an amount equal to 105% of the aggregate amount of all LC Outstandings. If Borrowers fail to make such deposit on the first Business Day following Lender's demand therefor, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition is created thereby and irrespective of the Commitment Termination Date). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender's discretion, in Cash Equivalents. Each Borrower hereby pledges to Lender and grants to Lender a security interest in the Cash Collateral Account and in all Cash Collateral from time to time deposited thereto, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender or any Lender with respect to the LC Outstandings. Neither Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Lender may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus remaining after Full Payment of the Obligations to be turned over to Borrowers).

                  2.3.3. Indemnifications. In addition to any other indemnity which Borrowers may have to Lender under any of the other Loan Documents and without limiting such other indemnification provisions, Borrowers hereby agrees to indemnify and defend each Lender Indemnitee and to hold each Lender Indemnitee harmless from and against any and all Claims which any Lender Indemnitee (other than as the actual result of the gross negligence or willful misconduct of any Lender Indemnitee) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or (b) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or the payment or failure to pay thereunder.

SECTION 3. INTEREST, FEES AND CHARGES

         3.1. INTEREST.

                  3.1.1. Rates of Interest.

                  Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                           (a) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin for Revolver Loans that are Base Rate Loans plus the Base Rate in effect from time to time; or

                           (b) for Revolver Loans made or outstanding as Euro-Dollar Loans, the Applicable Margin for Revolver Loans that are Euro-Dollar Loans plus the Adjusted Euro-Dollar Rate for the applicable Interest Period selected by Borrowers in conformity with this Agreement.

                  Upon determining the Adjusted Euro-Dollar Rate for any Interest Period requested by Borrowers, Lender shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a Euro-Dollar Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.

                  3.1.2. Conversions and Continuations.

                           (i) Borrowers may on any Business Day, subject to the
giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a Euro-Dollar Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as Euro-Dollar Loans when any Default or Event of Default exists unless Lender otherwise consents at such time. Any conversion of a Euro-Dollar Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such Euro-Dollar Loan.

                           (ii) Whenever Borrowers desire to convert or continue
Loans under SECTION 3.1.2(i), Borrowers shall give Lender written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT B (a "Notice of Conversion/Continuation") signed by an authorized officer of Borrowers prior to 11:00 a.m., at least 1 Business Day before the requested conversion date in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of Euro-Dollar Loans. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as Euro-Dollar Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrowers of an Interest Period, an Interest Period of one month will be deemed specified) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any Euro-Dollar Loans, Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such Euro-Dollar Loans to Base Rate Loans.

                  3.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of Euro-Dollar Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such Euro-Dollar Loan, which interest period shall commence on the date such Euro-Dollar Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that:

                           (i) the initial Interest Period for a Euro-Dollar Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on that the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Euro-Dollar Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                           (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which a Borrower is required to make a scheduled payment of such portion of principal; and

                           (v) no Interest Period shall extend beyond the last day of the Term.

                  3.1.4. Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted Euro-Dollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Euro-Dollar Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such determination. Until Lender notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make Euro-Dollar Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                  3.1.5. Default Rate of Interest. Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrower's receipt of notice of Lender's election to charge the Default Rate based upon the existence of any Event of Default, whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding, whether or not under the circumstances described in clause (i) or (ii) hereof Lender elects to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Lender. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense. Interest accrued at the Default Rate shall be payable ON DEMAND.

         3.2. FEES. In consideration of Lender's establishment of the Commitments in favor of Borrowers, Borrowers agree to pay to Lender the following fees:

                  3.2.1. Closing Fee. Borrowers shall pay to Lender a closing fee of $25,000, which shall be paid concurrently with the initial Loans hereunder.

                  3.2.2. Administrative Fee. Borrowers shall pay to Lender a fee of $25,000 on the first annual anniversary of the Closing Date.

                  3.2.3. LC Facility Fees. Borrowers shall be jointly and severally obligated to pay to Lender: (i) for each Letter of Credit issued under the LC Facility, a fee per annum equal to the Applicable Margin for Revolver Loans that are Euro-Dollar Loans in effect from time to time and that are supported by the same type of collateral (whether Liquid Collateral or non Liquid Collateral) as that supporting the Letter of Credit, based on the maximum amount available to be drawn under all Letters of Credit outstanding, payable in advance of issuance; and (ii) all normal and customary charges associated with the issuance, amending, negotiating, processing and administration of Letters of Credit.

                  3.2.4. Field Exam, Audit and Appraisal Fees. Borrowers shall reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with all Field Exams, audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as Lender shall deem appropriate. Borrowers shall reimburse Lender for all reasonable costs and expenses in connection with appraisals of any Collateral as Lender shall deem appropriate and shall pay to Lender $750 per day plus out-of-pocket expenses for each day that an employee or agent of Lender shall be engaged in a Field Exam or any other examination or review of any Borrower's books and records; provided, however, that, so long as no Default or Event of Default shall exist, (a) Lender shall not conduct any Field Exams at Borrowers' expense so long as (i) the Revolving Loan Amount does not exceed, as of any date, an amount equal to (A) 95% of the amount of Liquid Collateral on such date minus (B) the Availability Reserve on such date, and thereafter (b) Lender shall not conduct more than two (2) Field Exams at Borrowers' expense so long as Availability is equal to or greater than $2,500,000.

                  3.2.5. Revolving Credit Facility Fee. In the event that as of any measurement date during any Fiscal Month (a) the Revolver Loan Balance is greater than an amount equal to 95% of the average amount of Liquid Collateral included in the Borrowing Base for such Fiscal Month, and (b) the amount of Liquid Collateral included in the Borrowing Base for such date is greater than zero, the Borrowers shall pay the Lender a fee of $1,000 for such Fiscal Month, which fee is fully earned and non-refundable upon the occurrence of the events described in (a) and (b) above, and which is payable on the first day of the immediately succeeding Fiscal Month.

                  3.2.6. General Provisions. All fees shall be fully earned by Lender when due and payable (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in this SECTION 3.2 are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         3.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items received by Lender and deposited in the Collateral Reserve Account shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the Business Day that Lender receives such items in immediately available funds in the Collateral Reserve Account, and Lender shall be deemed to have received such Payment Item on the date specified in SECTION 5.6 hereof.

         3.4. REIMBURSEMENT OF EXPENSES.

                  3.4.1. Borrowers shall reimburse Lender for all legal, accounting, appraisal and other fees and expenses incurred by Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Lender's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to Borrowers' books and records or any of the Collateral;
(v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Lender's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Lender in any Insolvency Proceeding; and (viii) any other action taken by Lender to enforce any of the rights or remedies of Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrowers under this SECTION
3.4 and SECTION 3.2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ON DEMAND to Lender. Notwithstanding anything herein to the contrary, Lender acknowledges and agrees that the aggregate amount of all legal, accounting, appraisal and other fees and expenses incurred by Lender in connection with the closing of the Revolver Facility and payable by Borrower to Lender pursuant to this SECTION 3.4 shall not exceed $20,000, which amount has been received by the Lender on or prior to the date hereof. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of any of the Collateral to the extent and in the manner provided in SECTION 8 hereof or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Lender.

                  3.4.2. If at any time Lender shall agree to indemnify any Person (including any Affiliate of Lender) against losses or damages that such Person may suffer or incur in its dealings or transactions with a Borrower, or shall guarantee any liability or obligation of a Borrower to such Person, or otherwise shall provide assurances of a Borrower's payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Lender with respect to Banking Relationship Debt, then the Contingent Obligation of Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, ON DEMAND, any amount so paid or any liability incurred by Lender in connection with any such indemnity, guaranty or other assurance, except that repayment with respect to any Letter of Credit shall be due on the Reimbursement Date as provided in SECTION 2.3.1(iii). Nothing herein shall be construed to impose upon Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in SECTION 2.3 hereof. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of a Borrower's knowledge of the existence thereof, and shall be in addition to any of the provision of the Loan Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Lender.

         3.5. LENDER CHARGES. Borrowers shall pay to Lender, ON DEMAND, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution (including any fees paid by Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of a Borrower, by Lender or any Participant, of proceeds of Loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any Payment Item received or delivered to Lender or any Participant on account of the Obligations. Each Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrowers based upon Lender's good faith estimate of such costs, fees and expenses as they are incurred by Lender.

         3.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a Euro-Dollar Loan or to give effect to its obligations as contemplated hereby with respect to a Euro-Dollar Loan or (ii) at any time Lender determines that the making or continuance of any Euro-Dollar Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of Lender in such market, then Lender shall give Borrowers' Agent notice of such determination and may thereafter (1) declare that Euro-Dollar Loans will not thereafter be made by Lender, whereupon any request by Borrowers for a Euro-Dollar Loan shall be deemed a request for a Base Rate Loan unless Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding Euro-Dollar Loans made by Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this SECTION 3.6 insofar as Lender determines the continuance of Euro-Dollar Loans to be impracticable, in which event all such Euro-Dollar Loans shall be converted automatically to Base Rate Loans as of the date of Borrowers' Agent's receipt of the aforesaid notice from Lender.

         3.7. INCREASED COSTS. If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (i) Lender shall be subject after the date hereof to any Taxes, duty or other charge with respect to any Euro-Dollar Loan or its obligation to make Euro-Dollar Loans, or a change shall result in the basis of taxation of payment to Lender of the principal of or interest on its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

                           (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining Euro-Dollar Loans (except to the extent already included in the determination of the applicable Adjusted Euro-Dollar Rate for Euro-Dollar Loans), or there shall be a reduction in the amount received or receivable by Lender, then Lender shall, promptly after determining the existence or amount of any such increased costs for which Lender seeks payment hereunder, give Borrowers notice thereof and Borrowers shall from time to time, upon written notice from and demand by Lender, pay to Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers by Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

         If at any time, because of the circumstances described hereinabove in this SECTION 3.7 or any other circumstances arising after the date of this Agreement affecting Lender or the London interbank market or Lender's position in such market, the Adjusted Euro-Dollar Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding Euro-Dollar Loans, then, and in any such event:

                           (i) Lender shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such event;

                           (ii) Borrowers' right to request and Lender's obligation to make Euro-Dollar Loans shall be immediately suspended and Borrowers' right to continue a Euro-Dollar Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                           (iii) Lender shall make a Base Rate Loan as part of the requested Borrowing of Euro-Dollar Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this SECTION 3.7, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         3.8. CAPITAL ADEQUACY. If Lender determines that after the date hereof
(a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material:

                           (i) Lender shall promptly give notice of its determination of such occurrence to Borrowers' Agent; and

                           (ii) Borrowers shall pay to Lender as an additional fee from time to time, ON DEMAND, such amount as Lender certifies to be the amount reasonably calculated to compensate Lender for such reduction.

         A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender (including the basis for Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this SECTION 3.8, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

         3.9. FUNDING LOSSES. If for any reason (other than due to a default by Lender or as a result of Lender's refusal to honor a Euro-Dollar Loan request due to circumstances described in SECTIONS 3.6 or 3.7 hereof) a Borrowing of, or conversion to or continuation of, Euro-Dollar Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to SECTION 3.1.2 hereof) of any of its Euro-Dollar Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrowers default in their obligation to repay Euro-Dollar Loans when required by the terms of this Agreement, then Borrowers shall pay to Lender, within 10 days after Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

                  L =      (R - T) x P x D
                           ---------------
                                  360

                           where
                  L =      amount payable
                  R =      interest rate applicable to the Euro-Dollar Loan
                           unborrowed or prepaid
                  T =      effective interest rate per annum at which any
                           readily marketable bond or other obligations of the United States, selected at Lender's sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such Euro-Dollar Loan and in approximately the same amount as such Euro-Dollar Loan, can be purchased by Lender on the day of such payment of principal or failure to borrow
                  P =      the amount of principal paid or the amount of the
                           Euro-Dollar Loan requested or to have been continued or converted
                  D =      the number of days remaining in the Interest Period
                           as of the date of such prepayment or the number of days in the requested Interest Period

Borrowers shall pay such amount upon presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this SECTION 3.9, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender. The calculations of all amounts payable to Lender under this SECTION 3.9 shall be made as though Lender had actually funded or committed to fund its Euro-Dollar Loan through the purchase of an underlying deposit in an amount equal to the amount of such Euro-Dollar Loan and having a maturity comparable to the relevant Interest Period for such Euro-Dollar Loan; provided, however, Lender may fund its Euro-Dollar Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 3.9.

         3.10. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of any of the Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in any of the Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in SECTION
3.1.1 of this Agreement or in any Note and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 3.10.

SECTION 4. LOAN ADMINISTRATION

         4.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the Revolver Commitment established pursuant to SECTION 2.1 hereof shall be made and funded as follows:

                  4.1.1. Notice of Borrowing.

                           (i) Whenever Borrowers desire to make a Borrowing under SECTION 2 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to SECTION 3.1.2), Borrowers shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT C annexed hereto and signed by an authorized officer of Borrowers. Such Notice of Borrowing shall be given by Borrowers no later than 11:00 a.m. at the office of Lender designated by Lender from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of Euro-Dollar Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day),
         (c) whether the Borrowing is to consist of Base Rate Loans or Euro-Dollar Loans, (d) in the case of Euro-Dollar Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed. Borrowers may not request any Euro-Dollar Loans if a Default or Event of Default exists unless Lender otherwise consents at such time.

                           (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Outstandings and any amounts owed to any Affiliate of Lender) shall be deemed irrevocably to be a request (without the requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and Lender may disburse the proceeds of such Revolver Loans by way of direct payment of the relevant Obligation and such Revolver Loans shall bear interest as Base Rate Loans. Lender shall have no obligation to Borrowers to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent set forth in SECTION 11 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

                           (iii) If Borrowers elect to establish a Controlled Disbursement Account with Lender or any Affiliate of Lender, then the presentation for payment by Lender of any check or other item of payment drawn on the Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such items shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and Lender may disburse the proceeds of such Revolver Loans by way of direct payment to the Controlled Disbursement Account and such Revolver Loans shall bear interest as Base Rate Loans. Lender shall have no obligation to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in SECTION 11 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless whether such Revolver Loan is funded after the Commitment Termination Date.

                           (iv) As an accommodation to Borrowers, Lender may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of Euro-Dollar Loans by delivery of the required Notice of Borrowing to Lender by facsimile transmission promptly, but in no event later than 4:00 p.m. on the same day as such telephonic request. Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  4.1.2. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to SECTION 4.1.1, as follows: (i) the proceeds of each Revolver Loan requested under SECTION 4.1.1(i) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by any Borrower and Lender from time to time; and
(ii) the proceeds of each Revolver Loan requested under SECTION 3.1.1(a)(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

         4.2. SPECIAL PROVISIONS GOVERNING EURO-DOLLAR LOANS.

                  4.2.1. Number of Euro-Dollar Loans. In no event may the number of Euro-Dollar Loans outstanding at any time exceed 6.

                  4.2.2. Minimum Amounts. Each Borrowing of Euro-Dollar Loans pursuant to SECTION 4.1.1(i), and each continuation of or conversion to Euro-Dollar Loans pursuant to SECTION 3.1.2 hereof, shall be in a minimum amount of $500,000 and integral multiples of

$100,000 in excess of that amount (or, if less, the aggregate principal amount equal to the remaining Availability).

                  4.2.3. Euro-Dollar Lending Office. Lender's initial Euro-Dollar Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as Lender's Euro-Dollar Lending Office, and to transfer any outstanding Euro-Dollar Loans to such Euro-Dollar Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         4.3. BORROWERS' REPRESENTATIVE. Each Borrower hereby irrevocably appoints ProxyMed, Inc. as, and ProxyMed, Inc. shall act under this Agreement as, the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a Euro-Dollar Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information or any other notice or communication made or given by ProxyMed, Inc., whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this SECTION 4.3 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. Lender may maintain a single Loan Account in the name of "ProxyMed" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

         4.4. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Lender's Lien upon all of the Collateral.

SECTION 5. PAYMENTS; NATURE OF EACH BORROWER'S LIABILITY

         5.1. GENERAL REPAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans , LC Outstandings and other Obligations shall be made to Lender in Dollars without any offset or recoupment and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Collateral Reserve Account, in immediately available funds not later than 2:00

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

p.m. on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day).

         5.2. REPAYMENT OF REVOLVER LOANS.

                  5.2.1. Payment of Principal. The outstanding principal amount of the Revolver Loans shall be repaid as follows:

                           (i) Any portion of the Revolver Loans consisting of Base Rate Loans shall be paid by Borrowers to Lender, unless timely converted to a Euro-Dollar Loan in accordance with this Agreement, immediately upon (a) each receipt by Lender or a Borrower of any proceeds of any Collateral (subject to SECTIONS 5.3 and 8.4.2), to the extent of such proceeds, and (b) the Commitment Termination Date. Except as otherwise provided in SECTION 5.3, the Lender shall deposit all Payment Items received in the Lockbox and all Receipts and other funds on deposit in a Blocked Account in the Collateral Reserve Account for application to the Obligations.

                           (ii) Any portion of the Revolver Loans consisting of Euro-Dollar Loans shall be paid by Borrowers to Lender, unless converted to a Base Rate Loan or continued as a Euro-Dollar Loan in accordance with the terms of this Agreement, upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any portion of the Revolver Loan outstanding as a Euro-Dollar Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Lender or Borrowers are otherwise authorized or required by any other provision of this Agreement to pay any Euro-Dollar Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Lender concurrently with any prepayment of a Euro-Dollar Loan any amount due Lender under SECTION
         3.9 as a consequence of such prepayment. Notwithstanding the foregoing provisions of this SECTION 5.2.1(ii), if, on any date that Lender receives proceeds of any Collateral, there are no Revolver Loans outstanding as Base Rate Loans, Lender may hold such proceeds as Cash Collateral for the Obligations and apply the same to the payment of any Base Rate Loans thereafter made or to any Euro-Dollar Loans as the same become due and payable whether at the end of the applicable Interest Periods or on the Commitment Termination Date.

                           (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Lender's demand or the first Business Day after a Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall deposit with Lender for application to any outstanding Revolver Loans that are Euro-Dollar Loans as the same become due and payable (whether at the

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

         end of the applicable Interest Periods or on the Commitment Termination
         Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, and Lender may (a) hold such deposit as Cash Collateral pending application to any Euro-Dollar Loans or to any Base Rate Loans thereafter made, or (b) if a Default or Event of Default exists, apply such Cash Collateral to pay the Obligations, including any Revolver Loans outstanding as Euro-Dollar Loans (in which event, Borrower shall also pay to Lender any and all amounts required by SECTION 3.9 hereof to be paid by reason of the prepayment of a Euro-Dollar Loan prior to the last day of the Interest Period applicable thereto).

                  5.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or Euro-Dollar Loan) and (ii) the last day of the applicable Interest Period in the case of a Euro-Dollar Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date. With respect to any Base Rate Loan converted into a Euro-Dollar Loan pursuant to SECTION 3.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

         5.3. CONDITIONAL APPLICATION EXEMPTION. Notwithstanding provisions to the contrary set forth elsewhere herein, Payment Items representing collections in respect of Accounts in the Lockbox and all Receipts and other funds on deposit in a Blocked Account shall not be deposited in the Collateral Reserve Account for application to the Obligations, but shall instead be deposited in such bank account as the Borrowers may direct, for so long as (i) no Default or Event of Default shall have occurred, and (ii) Availability exceeds $2,500,000 as of such date. Otherwise, the Lender will deposit any such Payment Items from the Lockbox and all Receipts and other funds on deposit in a Blocked Account into the Collateral Reserve Account promptly upon receipt thereof and, except as otherwise set forth herein, apply such funds to the Revolver Loans and to the remaining Obligations in accordance with SECTION 5.2.1 hereof. During the existence of an Event of Default, the Lender may, at any time in its sole discretion, (A) direct Account Debtors to make payment on the Borrowers' Accounts, Chattel Paper, or General Intangibles, or portions thereof, directly to the Lender, and Account Debtors are hereby authorized and directed by the Borrowers to make such payments directly to the Lender upon its direction; any such funds received by Lender from Account Debtors may be deposited by the Lender in the Collateral Reserve Account for application to the Obligations; and
(B) require Borrowers to establish a lockbox (the "New Lockbox") and to direct any Payment Items in respect of Accounts that are not already directed to the Lockbox to the New Lockbox. Payment Items representing collection in respect of Accounts that are currently directed to a Lockbox shall continue to be so directed.

         5.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the LC Outstandings and Extraordinary Expenses incurred by

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

Lender, shall be repaid by Borrowers to Lender as and when provided in the relevant Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

         5.5. MARSHALING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshal any assets in favor of any Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Lender, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this SECTION 5.5 shall survive any termination of the Commitments and Full Payment of the Obligations.

         5.6. APPLICATION OF PAYMENTS AND COLLATERAL PROCEEDS. All Payment Items received by Lender by 2:00 p.m. on any Business Day shall be deemed received on that Business Day. All Payment Items received after 2:00 p.m. on any Business Day shall be deemed received on the following Business Day. Except as otherwise expressly provided in SECTION 5.3, each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Lender from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Lender or its Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

         5.7. LOAN ACCOUNT; ACCOUNT STATED.

                  5.7.1. Loan Account. Lender shall establish an account on its books (the "Loan Account") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

                  5.7.2. Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to SECTION 13.9. Such notice shall only be deemed an objection to those items specifically objected to therein. Failure of Lender to render any such account shall in no way affect the rights of Lender hereunder.

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

         5.8. GROSS UP FOR TAXES. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         5.9. NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

                  5.9.1. Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Lender is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

                  5.9.2. Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any of the Obligations or any Instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender, (iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Lender's release of any Collateral or of its Liens upon any Collateral, (v) Lender' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Obligor. At any time an Event of Default exists, Lender may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Lender under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing such Borrower or another Obligor. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

                  5.9.3. No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Lender from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement (except to the extent of such reduction of the Obligations), each of which shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and the Commitments are terminated.

                  5.9.4. Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceed the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrowers from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

                  5.9.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 6. TERM AND TERMINATION OF COMMITMENTS

         6.1. TERM OF COMMITMENTS. Subject to Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in SECTION 6.2 hereof, the Commitments shall be in effect from the date hereof through the earlier of (i) the close of business on the second anniversary of the Closing Date, or (ii) the close of business on the date that is six months prior to the Final Maturity Date of the guaranteed indebtedness described in that certain consent letter ("Consent Letter"), dated as of the date hereof, from Lender to ProxyMed regarding certain Permitted Investments (the "Term"). As used herein, the term "Final Maturity Date" shall have the meaning ascribed to such term in the documents evidencing the aforementioned guaranteed indebtedness, as amended pursuant to paragraph 2(c) of the Consent Letter.

         6.2. TERMINATION OR REDUCTION.

                  6.2.1. Termination by Lender. Lender may terminate the Commitments without notice upon or after the occurrence of an Event of Default; provided, however, that the Commitments shall automatically terminate as provided in SECTION 12.2 hereof.

                  6.2.2. Termination or Reduction by Borrowers. Borrowers may, at their option, terminate the Commitments upon at least 10 days prior written notice to Lender. In addition, upon at least 10 days prior written notice to Lender, Borrowers may, at their option, either (i) terminate the Commitments or
(ii) reduce the Commitments, in increments of $1,000,000, down to a minimum amount of not less than $7,500,000; provided, however, that (x) no such termination by Borrowers shall be effective without Lender's written consent until Full Payment of the Obligations, and (y) no such reduction shall be permitted if the reduced Commitments would be less than the aggregate amount of outstanding and unsatisfied Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing. No section of this Agreement or Type of Loan available hereunder may be terminated by Borrowers singly.

                  6.2.3. Intentionally Omitted.

                  6.2.4. Effect of Termination. On the effective date of termination of the Commitments by Lender or by Borrowers, all of the Obligations shall be immediately due and payable and Lender shall have no obligation to make any Loans or to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents

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

notwithstanding such termination until Borrowers have satisfied the Obligations and Lender's receipt from Obligors of a full release of Claims in form and substance satisfactory to Lender. For purposes of this Agreement, Full Payment of the Obligations shall not be deemed to have occurred until all Obligations for the payment of money have been paid to Lender in same day funds and all Obligations that are at the time in question contingent (including all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized to the satisfaction of Lender or Lender has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Lender in its reasonable credit judgment and providing for direct payment to Lender of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Lender under any Letter of Credit). Notwithstanding Full Payment of the Obligations, Lender shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Item applied to the Obligations, Lender shall have received or retained either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of SECTION 5.5 and all obligations of Borrowers to indemnify Lender shall be joint and several and pursuant to any of the Loan Documents shall in all events survive any termination of the Commitments.

SECTION 7. COLLATERAL SECURITY

         7.1. GRANT OF SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance of all of the Obligations, each Borrower hereby grants to Lender, for the benefit of itself and of the other Secured Parties, a continuing security interest in and Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)      all Accounts Collateral;

                  (ii)     all Goods, including all Inventory and Equipment;

                  (iii)    all Instruments;

                  (iv)     all Chattel Paper;

                  (v)      all Documents;

                  (vi)     all General Intangibles;

                  (vii)    all Deposit Accounts;

                  (viii) all Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Document), to the extent the grant of a security interest and Lien thereon by Borrowers to Lender is not prohibited by any provision of any statute, rule, regulation or order issued by the Securities and Exchange Commission;

                  (ix) all Letter of Credit Rights;

                  (x) all Supporting Obligations;

                  (xi) all monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any Cash Collateral in the Cash Collateral Account;

                  (xii) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (xi) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any of the Collateral; and

                  (xiii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of
         (i) through (xii) above.

         7.2. DEPOSIT ACCOUNTS/BLOCKED ACCOUNT AGREEMENTS. On or before the December 31, 2003 and, thereafter prior to establishing any Deposit Account (the establishment of which shall be subject to the prior written consent of the Lender), each bank at which a Deposit Account is or will be located shall have entered into a Blocked Account Agreement with Borrowers and Lender, satisfactory in form and substance to Lender, which shall become operative, in the case of Deposit Accounts existing as of the Closing Date, on the Closing Date, and with respect to those established after the Closing Date, on the date such account is established. Each Blocked Account Agreement shall be substantially in the form of EXHIBIT I hereto and shall provide for, among other things, (A) that the Receipts and any and all other funds on deposit in such Blocked Account are the collateral of Lender and are held by such Clearing Bank as agent or bailee-in-possession for Lender, (B) that such bank has no lien upon, or right to setoff against, such Blocked Account, the Receipts, or any other funds from time to time on deposit therein, other than for its service fees and other charges relating to such account and for returned checks, credit card disputes or other items of payment, and (C) subject to the terms of SECTION 5.3 hereof, that such bank will wire, or otherwise transfer, in next day funds on a daily basis, all Receipts and other funds on deposit in such accounts, into the Collateral Reserve Account for application on account of the Obligations. Subject to the rights of the Borrowers hereunder, Borrowers agree that all deposits made in, and payments made to, a Blocked Account and other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the collateral of Lender, subject to the sole dominion and control of the Lender. If the Borrower is unable to obtain a Blocked

Account Agreement with respect to a Deposit Account, Lender may, at its option, establish a reserve against the non Liquid Collateral portion of the Borrowing Base sufficient, based upon the determination of the Lender in its sole discretion, to insure that there will be no impairment of the Collateral.

         7.3. INTENTIONALLY OMITTED.

         7.4. OTHER COLLATERAL.

                  7.4.1. Cash Collateral. In addition to the items of Property referred to in SECTION 7.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

                  7.4.2. Commercial Tort Claims. Borrowers shall promptly notify Lender in writing upon any Borrower's obtaining a Commercial Tort Claim after the Closing Date against any Person and, upon Lender's written request, promptly enter into an amendment to this Agreement (or any of the other Loan Documents) and do such other acts or things deemed appropriate by Lender to confer upon Lender a security interest in each such Commercial Tort Claim.

         7.4.3. Certain After-Acquired Collateral. Borrowers shall promptly notify Lender in writing upon any Borrower's obtaining any Collateral after the Closing Date consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon Lender's request, shall promptly execute such documents and do such other acts or things deemed appropriate by Lender to confer upon Lender control with respect to such Collateral, promptly notify Lender in writing upon any Borrower's obtaining any Collateral after the Closing Date consisting of Documents or Instruments and, upon Lender's request, shall promptly execute such documents and do such other acts or things deemed appropriate by Lender to deliver to it possession of such Documents as are negotiable and Instruments, and, with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of Lender; and with respect to Collateral in the possession of a third party, other than certificated securities and Goods covered by a Document, Borrowers shall obtain an acknowledgment from the third party that is in possession of such Collateral that such third party holds the Collateral for the benefit of Lender.

         7.5. NO ASSUMPTION OF LIABILITY. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Lender to, or in any way alter or modify, any obligation of liability of Borrowers with respect to or arising out of any of the Collateral.

         7.6. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Lender's request therefor, Borrowers shall execute or cause to be executed and deliver to Lender such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law to perfect (or continue the perfection of) Lender's security interest in the

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Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Borrower hereby irrevocably authorizes Lender to execute and file in any jurisdiction any financing statement or amendment thereto on such Borrower's behalf, including financing statements that indicate the Collateral (i) as all assets or all personal property of Borrowers or words to similar effect or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this SECTION 7. Borrowers also hereby ratify any filing by Lender in any jurisdiction any like financing statement or amendment thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         7.7. EXCLUSION FOR CERTAIN CONTRACTS AND LEASES. Notwithstanding anything to the contrary set forth in SECTION 7.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal Property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or Applicable Law with respect thereto, the valid grant of a security interest or Lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived, provided that the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under
Section 9-318 of the UCC or other Applicable Law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and Liens upon any rights or interests of Borrowers in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

SECTION 8. COLLATERAL ADMINISTRATION

         8.1. GENERAL.

                  8.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, intelligent remote printing devices used for laboratory results, P.O.S. Devices leased to customers, and equipment used in home offices of employees, shall at all times be kept by Borrowers at one or more of the business locations of a Borrower set forth in SCHEDULE 8.1.1 hereto and shall not be moved therefrom, without the prior written approval of Lender, which approval shall not be unreasonably withheld, except (unless Lender otherwise notifies Borrower at the time that an Event of Default exists), a Borrower may (i) make sales of Inventory in the Ordinary Course of Business and
(ii) dispose of Equipment to the extent authorized by SECTION 8.4.2 hereof and
(iii) move Inventory, Equipment or any record relating to any Collateral to a location in the United States other than those shown on SCHEDULE 8.1.1 hereto so long as (A) with respect to any Inventory, record relating to any Collateral other than Equipment, or, subject to subsection (B) below, Equipment or record relating to such Equipment, such Borrowers have given Lender at least 30 days prior written notice of such new location, or (B) with respect to any Equipment of less than $100,000 in value during any six month period or record relating to such Equipment, Borrowers give to the Lender written notice of such new

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location not later than 10 days following such move, and prior to moving any
Inventory or Equipment to such location where there have been filed any UCC-1 financing statements and any other appropriate documentation necessary to perfect or continue the perfection of Lender's first priority Liens with respect to such Inventory or Equipment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in SCHEDULE 8.1.1) unless (i) such Borrower is the owner of such location, (ii) such Borrower leases such location and the landlord has executed in favor of Lender a Lien Waiver, or (iii) the Collateral consists of Inventory placed with a warehouseman or processor, Lender has received from such warehouseman, bailee or processor an acceptable Lien Waiver and an appropriate UCC-1 financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of, Lender's security interest in such Inventory.

                  8.1.2. Insurance of Collateral; Condemnation Proceeds. Each Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering products liability, business interruption, casualty, hazard, public liability, theft, embezzlement or other criminal misappropriation, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. SCHEDULE 8.1.2 describes all insurance of each Borrower in effect on the date hereof. All proceeds payable under each such policy relating to coverage for loss of Collateral shall be payable to Lender for application to the Obligations. Each Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements reasonably satisfactory to Lender, naming Lender as sole lender's loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge each Borrower therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, each Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists and there are borrowings outstanding in excess of Liquid Collateral, only Lender shall be authorized, upon 5 day prior written notice to Borrowers, to settle, adjust and compromise such claims. Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                  8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to

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be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrowers. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

                  8.1.4. Defense of Title to Collateral. Borrowers shall at all times defend their title to the Collateral and Lender's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

         8.2. ADMINISTRATION OF ACCOUNTS.

                  8.2.1. Schedules of Accounts.

                  (a) During each Reporting Month, each Borrower shall provide to Lender (i) within 20 days after the end of each such Reporting Month, a sales and collection report prepared as of the last day of the immediately preceding month, (ii) within 20 days after the end of each such Reporting Month, a listing of ineligible Accounts and ineligible Inventory prepared as of the last day of the immediately preceding month, and (iii) on or before the 20th day of each such Reporting Month, a detailed aged trial balance of all of its Accounts existing as of the last day of the preceding month, specifying the names, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and identifying any foreign Accounts ("Schedule of Accounts"). In addition, on an annual basis, each Borrower shall provide the addresses of each Account Debtor in conjunction with the information required in the preceding clause (iii).

                  (b) Upon Lender's request therefor in respect of any Reporting Month, each Borrower also shall provide to Lender copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled in the Schedule of Accounts and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $750,000 cease to be Eligible Accounts in whole or in part, Borrowers shall notify Lender of such occurrence promptly (and in any event within 3 Business Days) after any Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Each Borrower shall deliver to Lender copies of invoices or invoice registers related to all of its Accounts.

                  8.2.2. Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $200,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $200,000 with respect to any Accounts owing from an Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next

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Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. Upon and after the occurrence and continuance of an Event of Default, if there are borrowings outstanding in excess of Liquid Collateral, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorneys' fees, to Borrowers.

                  8.2.3. Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by any Borrower.

                  8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of any Borrower by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

                  8.2.5. Records of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon.

         8.3. ADMINISTRATION OF INVENTORY.

                  8.3.1. Reports of Inventory. During each Reporting Month, Borrowers shall furnish Lender Inventory reports respecting such Inventory in form and detail reasonably satisfactory to Lender at such times as Lender may request, but so long as no Default or Event of Default exists no more frequently than once a month, within 20 days after the end of each month, at all other times. Borrowers shall conduct periodic cycle counts consistent with Borrowers' historical practices and shall provide to Lender a report based on each such cycle count promptly thereafter, showing in reasonable detail the locations of and values for specific items of Inventory and such other information and supporting documents regarding Inventory that the Lender deems necessary. Lender may participate in and observe each cycle count of inventory, which participation shall be at Borrowers' expense.

                  8.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person, (ii) no Default or Event of Default exists or would result therefrom, (iii) the return of such Inventory will not result in an Out-of-Formula Condition, (iv) Borrowers promptly notify Lender if the aggregate Value of all Inventory returned in any month exceeds $250,000, and (v) any payment received by any Borrower in connection with any

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such return is promptly turned over to Lender for application to the
Obligations, subject to the terms of SECTION 5.3.

                  8.3.3. Acquisitions of Inventory. No Borrower shall acquire or accept any Inventory on consignment or approval and each Borrower will use its best efforts to insure that all Inventory that is produced in the United States of America will be produced in accordance with the FLSA.

                  8.3.2 Records of Inventory. Each Borrower shall keep accurate and complete records of its Inventory.

         8.4. ADMINISTRATION OF EQUIPMENT.

                  8.4.1. Schedules of Equipment. Each Borrower shall furnish to Lender a current schedule itemizing and describing the kind, type, quantity and cost of its Equipment other than P.O.S. Devices or intelligent remote printing devices and all dispositions made in accordance with SECTION 8.4.2 hereof if and with such frequency as may be requested by Lender. Promptly after request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

                  8.4.2. Dispositions of Equipment. No Borrower will sell, lease or otherwise dispose of or transfer any of its Equipment or any part thereof except in the Ordinary Course of Business without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate as to all Borrowers during any consecutive twelve-month period, has a fair market value or book value, whichever is more, of $500,000 or less, provided that all Net Disposition Proceeds thereof are, subject to the terms of SECTION 5.3, remitted to Lender for application to the Obligations, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens.

                  8.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrowers shall ensure that the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications. Except as set forth in SCHEDULE 8.4, no Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

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                  8.4.4. Records of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with SECTION 8.4.2 hereof.

         8.5. BORROWING BASE CERTIFICATES. Unless otherwise agreed to by Lender in writing, on the Closing Date Borrowers shall deliver to Lender a Borrowing Base Certificate prepared as of the close of business on September 30, 2003. In addition, Borrowers shall deliver to Lender a Borrowing Base Certificate (a) with respect to any Reporting Month, (i) on or before the fifteenth day of the following month if Availability during the applicable Reporting Month is equal to or greater than $5,000,000, or (ii) at such times and with such frequency and including such additional information, as Lender may request, if Availability during the applicable Reporting Month is less than $5,000,000, and (b) if a Default or Event of Default has occurred, at such times and with such frequency and including such additional information, as Lender may request. Such Borrowing Base Certificates shall be prepared as of the close of business on the last day of the applicable Reporting Month or as otherwise indicated by Lender and shall be in the form attached hereto as EXHIBIT H. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer of Borrowers' Agent to Lender, provided, that, Lender shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation
(i) to reflect its reasonable estimates of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the amount of the Borrowing Base be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Lender prior to such date, as such Borrowing Base Certificate may be adjusted as herein authorized.

SECTION 9. REPRESENTATIONS AND WARRANTIES

         9.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make available the Commitments hereunder, each Borrower warrants and represents to Lender that:

                  9.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on SCHEDULE 9.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

                  9.1.2. Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders

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of the Equity Interests of any Borrower or any of its Subsidiaries; (ii)
contravene any Borrower's or any of its Subsidiaries' Organization Documents;
(iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

                  9.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against it in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

                  9.1.4. Capital Structure. As of the date hereof, SCHEDULE
9.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of organization and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Equity Interests of each Borrower and each of its Subsidiaries and (iv) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Except as otherwise set forth on SCHEDULE 9.1.4 hereto,
(x) there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries, and
(y) there are no outstanding agreements or instruments binding upon the holders of any Borrower's Equity Interests relating to the ownership of its Equity Interests.

                  9.1.5. Names. During the 5-year period preceding the date of this Agreement, neither any Borrower nor any of its Subsidiaries has been known as or used any name (whether a fictitious name, trade name or otherwise) except those listed on SCHEDULE 9.1.5 hereto. Except as set forth on SCHEDULE 9.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

                  9.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Borrower and each of its Subsidiaries are as listed on SCHEDULE 8.1.1 hereto. During the five-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has had an office, place of business or agent

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for service of process other than as listed on SCHEDULE 8.1.1. Except as shown on SCHEDULE 8.1.1 on the date hereof, no Inventory of any Borrower or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                  9.1.7. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in SECTION 9.1.9 or delivered pursuant to SECTION 10.1.3, in each case free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender pursuant to this Agreement and the Security Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Lender.

                  9.1.8. Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, with respect to each Account, Borrower warrants that:

                           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

                           (iii) It is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender on request;

                           (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

                           (v) The contract under which such Account arose does not condition or restrict any Borrower's right to assign to Lender the right to payment thereunder unless Borrowers have obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC

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         or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Lender);

                           (vi) Such Borrower has made no agreement with any Account Debtor for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to SECTION 8.2.1 hereof;

                           (vii) To the best of such Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any of its Accounts or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                           (viii) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent;

                           (ix) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account; and

                           (x) There are no restrictions on such Borrower's right to assign to Lender the right to payment represented by the Account or any Lien upon the Account.

                  9.1.9. Financial Statements; Fiscal Year. The balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 31, 2002, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers' operations for such periods. Since July 31, 2003, there has been no material change in the condition, financial or otherwise, of any Borrower or such other Persons as shown on the balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by any Borrower or such other Persons.

                  9.1.10. Full Disclosure. The financial statements referred to in SECTION 9.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which any Borrower has failed to disclose to Lender in writing that may reasonably be expected to have a Material Adverse Effect.

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                  9.1.11. Solvent Financial Condition. Each Borrower and each of its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, each Borrower and each of its Subsidiaries will be Solvent.

                  9.1.12. Surety Obligations. Except as set forth on SCHEDULE
9.1.12 hereto, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  9.1.13. Taxes. The FEIN of each Borrower and each of its Subsidiaries is as shown on SCHEDULE 9.1.13 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries are adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

                  9.1.14. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

                  9.1.15. Intellectual Property. Each Borrower and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to or pending or, to the knowledge of any Borrower, threatened Intellectual Property Claim with respect to any Borrower's right to use any such Intellectual Property and no Borrower is aware of any grounds for challenge or objection thereto; and, except as may be described on SCHEDULE 9.1.15, no Borrower pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on SCHEDULE 9.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Obligor's business.

                  9.1.16. Governmental Approvals. To the best of Borrowers' knowledge, each Borrower and each of its Subsidiaries has, and is in good standing with respect to all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

                  9.1.17. Compliance with Laws. To the best of Borrowers' knowledge, each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the FLSA.

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                  9.1.18. Burdensome Contracts. No Borrower nor any of its
Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is a party or subject to any Restrictive Agreement.

                  9.1.19. Litigation; Commercial Tort Claims. Except as set forth on SCHEDULE 9.1.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrowers and their Subsidiaries, no Borrower or any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal. Except as set forth on
SCHEDULE 9.1.19 hereto, no Borrower has any Commercial Tort Claims.

                  9.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt to any Person for Money Borrowed.

                  9.1.21. Leases. SCHEDULE 9.1.21 hereto is a complete listing of each capitalized and operating lease of each Borrower and each of its Subsidiaries on the date hereof that constitutes a Material Contract. Each Borrower and each of its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and, to the knowledge of Borrowers, there is no basis upon which the lessors under any such leases could terminate same or declare any Borrower or any of its Subsidiaries in default thereunder.

                  9.1.22. Pension Plans. Except as disclosed on SCHEDULE 9.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries are in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

                  9.1.23. Trade Relations. To the best of Borrowers' knowledge, except as otherwise set forth on SCHEDULE 9.1.23, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any Person or any group of customers whose purchases individually or in the aggregate are material to the business of any Borrower or any of its Subsidiaries, or with any material supplier, and there exists no condition or state of facts or

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circumstances which would have a Material Adverse Effect or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  9.1.24. Labor Relations. Except as described on SCHEDULE
9.1.24 hereto, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or, to any Borrower's knowledge, threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                  9.1.25. Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; or (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                  9.1.26. Margin Stock. No Borrower nor any Subsidiary of a Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  9.1.27. Designated Senior Debt. The Loan and all other Obligations of Borrowers hereunder shall be deemed "Designated Senior Debt" under that certain Indenture between ProxyMed and LaSalle Bank, N.A., as trustee dated December 31, 2002 (the "Indenture").

                  9.1.28. Hazardous Materials.

                  Except as set forth in SCHEDULE 9.1.28, as of the Closing Date, (a) each real property location owned, leased or occupied by each Borrower (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Borrower is subject to any Environmental Liabilities or, to any Borrower's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Borrower, there are no facts, circumstances or conditions that may result in any Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Borrower has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Borrower.

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         9.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each
representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by each Borrower on each day that any Obligations are outstanding or that Borrowers request or are deemed to have requested an extension of credit hereunder, except for changes in the nature of a Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Lender has consented to such changes (which consent shall not be unreasonably withheld) or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

         9.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

         10.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall and shall cause each Subsidiary to:

                  10.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested (and in no event more than twice per year unless (i) an Event of Default has occurred and is continuing, or (ii) Availability falls below $2,500,000), but only during normal business hours and (except when a Default or Event of Default exists) upon 3 days prior notice to such Borrowers, to visit and inspect its Properties and the Properties of each Subsidiary, inspect, audit and make extracts from such Borrower's and Subsidiary's books and records, and discuss with such Borrower's and Subsidiary's officers, employees and independent accountants, such Borrower's and each of its Subsidiary's business, financial condition, business prospects and results of operations. Lender shall not have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection. Borrowers acknowledge and agree that any one inspection or audit may last for several days.

                  10.1.2. Notices. Notify Lender in writing promptly after any Borrower's obtaining knowledge thereof (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by such Borrower to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, could reasonably be expected to have a Material Adverse Effect; (ii) of any pending or threatened strike, work stoppage, unfair labor practice claim or any other labor dispute affecting any Obligor or any Subsidiary in a manner that could reasonably be expected to have a Material Adverse Effect, and the expiration of any labor contract to which any Obligor or a Subsidiary is a party or by which it is bound; (iii) of any material default by any Obligor under, or termination

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of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $500,000; (iv) of the existence of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $500,000; (vi) of any judgment against any Obligor in an amount exceeding $500,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Obligor of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor; and (x) of the discharge of Borrowers' independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity. In addition, Borrowers shall give Lender at least 30 Business Days' prior written notice of any Obligor's opening of any new office or place of business (but excluding field representative and home sales offices).

                  10.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all of its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP and, if required by Lender, the financial covenants set forth in SECTION 10.3 are amended in a manner requested by Lender to take into account the effects of such change):

                           (i) as soon as available, and in any event within 90 days after the close of each Fiscal Year of Borrowers, audited balance sheets of each Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated and Consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Lender and unqualified (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and Consolidating figures for the preceding Fiscal Year;

                           (ii) as soon as available, and in any event within 30 days after the end of each month hereafter, including the last month of Borrowers' Fiscal Year, unaudited balance sheets of each Borrower and its Subsidiaries as of the end of such month and the related statements of income for such month and for the portion of such Borrower's Fiscal Year then elapsed, on a Consolidated and Consolidating basis, setting forth in each case in comparative form (i) the corresponding Consolidated and Consolidating figures for the preceding Fiscal Year and (ii) a variance analysis compared to the relevant Projections, and certified by the principal financial officer of such Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of such Borrower and its Subsidiaries for such month and period

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         subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) as soon as available, and in any event within 45 days after the end of each quarter hereafter, including the last quarter of Borrowers' Fiscal Year, unaudited balance sheets of each Borrower and its Subsidiaries as of the end of such quarter and the related statements of income, shareholders' equity and cash flow for such quarter and for the portion of such Borrower's Fiscal Year then elapsed, on a Consolidated and Consolidating basis, setting forth in each case in comparative form (i) the corresponding Consolidated and Consolidating figures for the preceding Fiscal Year and (ii) a variance analysis compared to the relevant Projections, and certified by the principal financial officer of such Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of such Borrower and its Subsidiaries for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iv) after the occurrence of the Borrowing Base Reporting Event, not later than 20 days after each calendar month, a listing of all of Borrowers' trade payables as of the last Business Day of such month or week, as applicable, specifying the name of and balance due each trade creditor, and, a monthly detailed trade payable agings in form acceptable to Lender;

                           (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

                           (vi) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

                           (vii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and any of its Subsidiaries' financial condition or results of operations.

                  Concurrently with the delivery of the financial statements described in clause (i) of this SECTION 10.1.3, Borrowers shall deliver to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements and shall cause to be prepared and shall deliver to Lender a certificate of the aforesaid certified public accountants stating to Lender that, based upon their examination of the financial statements of Borrowers and their Subsidiaries performed in connection with their examination of said financial statements, nothing came to their attention that caused them to believe that Borrowers

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were not in compliance with SECTIONS 10.2.2, 10.2.3, 10.2.4, 10.2.6, 10.2.7,
10.2.8, 10.2.14, 10.2.15, 10.2.16 OR 10.3 hereof, or, if they are aware of such noncompliance, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this SECTION 10.1.3, or more frequently if requested by Lender during any period that a Default or an Event of Default exists, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate executed by the chief financial officer of Borrowers.

                  10.1.4. Landlord and Storage Agreements. Provide Lender with copies of all existing agreements, and promptly after execution thereof provide Lender with copies of all future agreements, between any Borrower or any of its Subsidiaries and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

                  10.1.5. Intentionally Omitted.

                  10.1.6. Projections. No later than (i) December 31, 2003, deliver to Lender month by month Projections from the Closing Date through December 31, 2004, giving effect to Borrowers' projected Borrowings under this Agreement, and (ii) 30 days prior to the end of each Fiscal Year of Borrowers, deliver to Lender the Projections of Borrowers for the forthcoming Fiscal Year, month by month.

                  10.1.7. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  10.1.8. Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Lender and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

                  10.1.9. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, workers' compensation, or larceny, embezzlement or other

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criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Borrower or such Subsidiary.

                  10.1.10. Intellectual Property. Promptly after applying for or otherwise acquiring any Intellectual Property, deliver to Lender, in form and substance acceptable to Lender and in recordable form, all documents necessary for Lender to perfect its Lien on such Intellectual Property.

                  10.1.11. License Agreements. Keep each License Agreement in full force and effect for so long as a Borrower has any Inventory the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

         10.2. NEGATIVE COVENANTS. For so long the Commitments are outstanding and thereafter until payment in full of the Obligations, each Borrower covenants that, unless Lender has otherwise consented in writing, it shall not and shall not permit any Subsidiary to:

                  10.2.1. Fundamental Changes. Except as otherwise disclosed in writing to Lender and subject to Lender's consent, which consent shall not be unreasonably withheld, merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of any Subsidiary with another Subsidiary; or change its name or conduct business under any new fictitious name; change its FEIN, organizational identification number or state of organization; or fail to remain in good standing and qualified to transact business as a foreign entity in any state or other jurisdiction in which it is required to be qualified to transact business as a foreign entity and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  10.2.2. Loans. Following the Closing Date, make any loans or other advances of money to any Person other than to an officer or employee of Borrowers for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business, not to exceed $150,000 in the aggregate at any time.

                  10.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

                           (i) the Obligations;

                           (ii) the Indenture Debt;

                           (iii) accounts payable by such Borrower or any of its Subsidiaries to trade creditors and current operating expenses (other than for Money Borrowed) that are not aged more than 90 days from billing date or more than 60 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested;

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                           (iv) obligations to pay Rentals permitted by SECTION
         10.2.14;

                           (v) Permitted Purchase Money Debt;

                           (vi) Debt for accrued payroll and related taxes incurred in the Ordinary Course of Business of such Borrower or such Subsidiary, including obligations under Cash Management Agreements, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes, such Taxes are being Properly Contested;

                           (vii) Debt for Money Borrowed by such Borrower (other than the Obligations, Permitted Purchase Money Debt and Subordinated Debt permitted herein), but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date;

                           (viii) Permitted Contingent Obligations;

                           (ix) Debt not included in the preceding paragraphs of this SECTION 10.2.3 which is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $250,000 as to Borrowers and all of their Subsidiaries;

                           (x) Refinancing Debt so long as each of the Refinancing Conditions is met; and

                           (xi) the obligations set forth on SCHEDULE 10.2.3.

                  10.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the Loan Documents; (ii) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Lender prior to the Closing Date; (iii) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary, and
(iv) transactions for raising capital from investing Affiliates.

                  10.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                           (i) Liens at any time granted in favor of Lender;

                           (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

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

                           (iii) statutory Liens (excluding any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

                           (iv) Purchase Money Liens securing Permitted Purchase Money Debt;

                           (v) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 25 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to the Liens in favor of Lender;

                           (vi) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Lender.

                           (vii) easements, rights-of-way, restrictions, covenants or other agreements of record or other similar charges or encumbrances on real Property of a Borrower or a Subsidiary that do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

                           (viii) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collection bank arising under the UCC on Payment Items in the course of collection;

                           (ix) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrowers' cash on hand as of the Closing Date;

                           (x) such other Liens as appear on SCHEDULE 10.2.5 hereto, to the extent provided therein; and

                           (xi) such other Liens as Lender in its sole discretion may hereafter approve in writing.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions

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by Lender under Regulation U of the Board of Governors or under any similar regulation or otherwise result in a violation of any such regulations.

                  10.2.6. Subordinated Debt. Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relating thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement relating thereto, as a condition precedent to Borrowers' authorization to make any such payment, Borrowers shall provide to Lender, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrowers' Agent stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

                  10.2.7. Distributions. Declare or make any Distributions, except for Upstream Payments.

                  10.2.8. Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, or (ii) existing under Applicable Law.

                  10.2.9. Transfers to Subsidiaries. From the Closing Date up to and including the Termination Date, make any payments or contributions of cash or other Property, or any other advances of money in an aggregate amount of more than $100,000 to its Subsidiaries; provided, however, this limitation shall not apply to payments or contributions of cash or other Property, or any other advances of money between Borrowers.

                  10.2.10. Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business, (ii) dispositions of Equipment to the extent authorized by SECTION 8.4.2 hereof, (iii) a transfer of Property to such Borrower by its Subsidiary,(iv) non-exclusive licenses of technology and other Intellectual Property by and among Borrower and any of its Subsidiaries, and (v) other dispositions expressly authorized by other provisions of the Loan Documents or by the Lender, in writing, which authorization shall not be unreasonably withheld or delayed.

                  10.2.11. Subsidiaries. Form any Subsidiary after the Closing Date, unless such Subsidiary immediately upon formation enters into a joinder agreement in respect of this Agreement which is, in form and substance, satisfactory to Lender in its sole discretion, or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

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                  10.2.12. Intentionally Omitted.

                  10.2.13. Restricted Investments. Make or have any Restricted Investment.

                  10.2.14. Leases. After the Closing Date, become a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor and other than a renewal of an existing lease) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  10.2.15. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Borrower or a Subsidiary of a Borrower.

                  10.2.16. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the Fiscal Year.

                  10.2.17. Organization Documents. Amend, modify or otherwise change any of the terms or provisions and any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Borrower's or such Subsidiary's rights and obligations to enter into and to perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

                  10.2.18. Restrictive Agreements. Enter into or become a party to any Restrictive Agreement; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by any Restrictive Agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt and (ii) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  10.2.19. Interest Rate Contracts. Enter into any Interest Rate Contract other than Interest Rate Contracts entered into in the Ordinary Course of Business to hedge or mitigate risks to which such Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

                  10.2.20. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

         10.3. SPECIFIC FINANCIAL COVENANT.

                  10.3.1. Fixed Charge Coverage Ratio. Commencing with the first Fiscal Month in which the Revolver Loan Balance first exceeds an amount equal to
(a) 95% of the amount of Liquid Collateral on such date minus (b) the Availability Reserve on such date (such Fiscal

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Month being referred to as the "Initial Covenant Month", and such Fiscal Month and each Fiscal Month thereafter being sometimes hereinafter referred to as a "Covenant Month"), and for so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall, on a consolidated basis, maintain a Fixed Charge Coverage Ratio of 1.00 to 1, calculated as of each Covenant Month-end as follows:

         (a) With respect to the Initial Covenant Month, the Fixed Charge Coverage Ratio shall be calculated by using annualized amounts of each and all of Consolidated EBITDA, Capital Expenditures, cash income taxes, cash Distributions, and cash interest expense (collectively the "Relevant Performance Measurements") for the three-Fiscal Month period ended as of the last day of the Initial Covenant Month (the first Fiscal Month of such three-Fiscal Month period is referred to hereinafter as the "First Covenant Measurement Month" and, as used in this clause
                  (a), the term "annualized" shall mean multiplied by 4), and

         (b) for each Covenant Month thereafter (the "Current Covenant Month"), through and including the eleventh Fiscal Month after the First Covenant Measurement Month, the Fixed Charge Coverage Ratio shall be calculated by using annualized amounts of each and all of the Relevant Performance Measurements for the period beginning with the initial Covenant Month and ending with the last day of such Covenant Month (as used in this clause (b), the term "annualized" shall mean the respective amounts calculated under the following formula, which shall be computed separately as to each Relevant Performance Measurement: AA= [RPM/NM] x 12, where "AA" means the annualized amount, "RPM" means one of the Relevant Performance Measurements, and "NM" means the number of Covenant Months in the period), and

         (c) With respect to all Covenant Months other than those falling within subsections (a) or (b) hereinabove, the Relevant Performance Measurements in respect of the Fixed Charge Coverage Ratio shall be determined with reference to the twelve-Fiscal Month period ended on the last day of such Covenant Month.

SECTION 11. CONDITIONS PRECEDENT

         11.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Lender shall not be required to fund any Loan requested by Borrowers, procure any Letter of Credit or otherwise extend credit to Borrowers unless, on or before December 31, 2003, each of the following conditions (except those conditions described in SECTIONS 11.1.16, 11.1.18, AND 11.1.22, which conditions may be satisfied after December 31, 2003 but must be satisfied on or prior to the date that the initial Loans are made under this Agreement) has been and continues to be satisfied:

                  11.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Lender by each of the signatories thereto in form and substance

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satisfactory to Lender and shall have been accepted by Lender, and each Obligor shall be in compliance with all of the terms thereof.

                  11.1.2. Opinion Letters. Lender shall have received favorable, written opinions of Holland & Knight LLP, counsel to Borrowers, as to the transactions contemplated by this Agreement and the matters set forth in EXHIBIT E attached hereto.

                  11.1.3. Evidence of Perfection and Priority of Liens in Collateral. Lender shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  11.1.4. Organization Documents. Lender shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of such Obligor's organization.

                  11.1.5. Good Standing Certificates. Lender shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

                  11.1.6. [Intentionally Reserved].

                  11.1.7. Insurance. Lender shall have received certified copies of the casualty insurance policies of Obligors, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as lender's loss payee and copies of each Obligor's liability insurance policies, including product liability policies, together with endorsements naming Lender as an additional insured, all as required by the Loan Documents.

                  11.1.8. Lockbox; Blocked Account Agreements. Lender shall have received the duly executed agreements establishing the Lockbox and the Collateral Reserve Account for the collection or servicing of the Accounts and a Blocked Account Agreement between Lender and the Borrowers sufficient to give "control" (within the meaning of the UCC) to Lender over the Collateral Reserve Account and any other Deposit Account of any Borrower existing as of the Closing Date, all in form and substance satisfactory to Lender.

                  11.1.9. Lien Waivers. Lender shall have received Lien Waivers with respect to all premises at which any Collateral may be located.

                  11.1.10. [Intentionally Omitted].

                  11.1.11 Intentionally Omitted No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since the Closing Date.

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                  11.1.13. License Agreements. Lender shall have received,
reviewed and found reasonably satisfactory in all material respects all License Agreements pursuant to which any Borrower manufacturers, markets, distributes or sells any of its Inventory and shall have received a duly executed Licensor/Lender Agreement from each Licensor.

                  11.1.14. [Intentionally Reserved].

                  11.1.15. [Intentionally Reserved].

                  11.1.16. Disbursement Letter. Lender shall have received written instructions from Borrowers directing application of proceeds of the Loans, if any, to be made pursuant to this Agreement as of the Effective Date, and an initial Borrowing Base Certificate from Borrowers in form satisfactory to Lender.

                  11.1.17. Intentionally Omitted.

                  11.1.18. Solvency Certificate. Lender shall have received certificates satisfactory to it from one or more knowledgeable Senior Officers of each Borrower that, after giving effect to the financing under this Agreement and the issuance of the Letters of Credit, such Borrower is Solvent.

                  11.1.19. Intentionally Omitted.

                  11.1.20. Intentionally Omitted.

                  11.1.21. Intentionally Omitted.

                  11.1.22. LC Conditions. With respect to the procurement of any Letter of Credit on the Effective Date, each of the LC Conditions is satisfied.

                  11.1.23. Intentionally Omitted.

                  11.1.24. Material Contracts. Lender shall have reviewed and found acceptable in its reasonable credit judgment all Material Contracts.

         11.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan or otherwise extend any credit or other financial accommodations to or for the benefit of any Borrower, unless and until each of the following conditions has been and continues to be satisfied:

                  11.2.1. No Default. No Default or Event of Default exists at the time of, or would result from, the funding of any Loan or other extension of credit.

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                  11.2.2. Satisfaction of Conditions in Other Loan Documents.
Each of the conditions precedent set forth in any other Loan Document shall be satisfied.

                  11.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                  11.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

                  11.2.5. Borrowing Base Certificate; Notice of Borrowing. Lender shall have received each Borrowing Base Certificate and all supporting documentation required by the terms of this Agreement or otherwise requested by Lender and a Notice of Borrowing for each requested loan, if any.

                  11.2.6. LC Conditions. With respect to the procurement of any Letter of Credit each of the LC Conditions is satisfied.

                  11.2.7 Representations and Warranties. Each representation and warranty made or deemed to be made in this Agreement and in each of the Loan Documents is true and correct in all material respects on and as of the date of (except to the extent that any such representation or warranty relates to a prior specific date or period) the requested loan.

         11.3. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lender shall make any Loans, procure any Letter of Credit or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loans or the extension of such credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all condition precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

         11.4. CONDITIONS PRECEDENT TO CLOSING. The parties hereby agree that each of the following conditions must be satisfied on or prior to the Closing
Date:

                  11.4.1. Loan Documents. Except for the Interest Rate Contracts, Licensor/Lender Agreements, and Foreign Exchange Contracts, if any, and except as otherwise specifically set forth in SECTION 11.1 with respect to Loan Documents to be delivered on or prior to December 31, 2003, each of the Loan Documents, including the Guaranty Agreements and the Guarantors'

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Security Agreement, shall have been duly executed and delivered to Lender by each of the signatories thereto in form and substance satisfactory to Lender and shall have been accepted by Lender, and each Obligor shall be in compliance with all of the terms thereof.

                  11.4.2. Secretary's Certificate. Lender shall have received duly executed certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor substantially in the form attached hereto as EXHIBIT O, which shall include Board of Director resolutions, approving and authorizing the transactions to be consummated in connection herewith. The parties hereto acknowledge and agree that this Agreement and all transactions contemplated herein shall not be deemed effective until such Board of Director resolutions, have been duly executed and a copy thereof has been delivered to the Lender.

                  11.4.3. Compliance with Laws and Other Agreements. Lender shall have determined or received assurances reasonably satisfactory to it that none of the Loan Documents entered into as of the Closing Date or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

                  11.4.4. No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since July 31, 2003

                  11.4.5. Solvency Certificate. Lender shall have received certificates satisfactory to it from one or more knowledgeable Senior Officers of each Borrower that, as of the Closing Date, such Borrower is Solvent.

                  11.4.6. Audited Financial Statements. Lender shall have received from Borrowers audited financial statements of Borrowers for Borrowers' Fiscal Year ending December 31, 2002, in form and substance reasonably satisfactory to Lender in all material respects.

                  11.4.7. Payment of Fees. Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Lender on the Closing Date.

SECTION 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         12.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default":

                  12.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  12.1.2. Misrepresentations. Any representation, warranty or other written statement to Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SECTION 9.2 hereof.

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                  12.1.3. Breach of Specific Covenants. Any Obligor shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 7.4, 7.6, 8.1.1,8.2.4, 8.2.5, 8.4.2, 8.5, 10.1.1, 10.1.3, 10.1.6, 10.1.8, 10.1.9,
10.1.10, 10.1.11, 10.2 OR 10.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant.

                  12.1.4. Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION
12.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 20 days after the sooner to occur of such Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer of such Borrower; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured within such 20-day period or which results from a willful and knowing breach by a Borrower.

                  12.1.5. Default Under Security Documents/Other Agreements. Any Borrower or any other Obligor shall default in the due and punctual observance or performance of any term, covenant, condition or agreement contained in any of the Security Documents or any of the Other Agreements.

                  12.1.6. Other Defaults. There shall occur any default or event of default on the part of any Borrower or any Subsidiary under any material agreement, document or instrument to which a Borrower or any Subsidiary is a party or by which a Borrower or any Subsidiary or any of their respective Properties are bound, creating or relating to any Debt (other than the Obligations) if the payment or maturity of such Debt may be, with the giving of notice or lapse of time, accelerated in consequence of such event of default or demand for payment of such Debt may be made.

                  12.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance if the amount not covered by insurance exceeds $250,000.

                  12.1.8. Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect.

                  12.1.9. Solvency. Any Obligor shall cease to be Solvent.

                  12.1.10. Insolvency Proceeding. Any Insolvency Proceeding shall be commenced by any Obligor, an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lender shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), an interim trustee is

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appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor, or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement, extension or composition to its unsecured creditors generally.

                  12.1.11. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period that may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

                  12.1.12. ERISA. A Reportable Event shall occur which Lender, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Obligor's complete or partial withdrawal from such Plan.

                  12.1.13. Intentionally Omitted.

                  12.1.14. Judgment. One or more judgments or orders for the payment of money in an amount that exceeds $250,000, individually, or in the aggregate, $500,000 shall be entered against any Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (iii) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.

                  12.1.15. Intentionally Omitted.

                  12.1.16. Intentionally Omitted.

                  12.1.17. Change of Control. A Change of Control shall have occurred.

                  12.1.18. Change of Management. Michael Hoover shall cease to be the Chief Executive Officer of ProxyMed, Inc. for any reason; or Nancy Ham shall cease to be the Chief Operating Officer and President of ProxyMed, Inc. for any reason, and, in each such case, such

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individual is not replaced as such officer by an individual satisfactory to
Lender within 150 days after the date on which such individual ceases to be such officer.

         12.2. ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

                  12.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to SECTION 12.1.10 hereof) and for so long as such Event of Default shall exist, Lender may in its discretion (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

                  12.2.2. Upon the occurrence of an Event of Default specified in SECTION 12.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender to or upon Borrower and the Commitments shall automatically terminate as if terminated by Lender pursuant to SECTION 6.2.1 hereof and with the effects specified in SECTION 6.2.4 hereof; provided, however, that, if Lender shall continue to make Loans or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against any Borrower, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

         12.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default, and for so long as such Event of Default shall exist, Lender may in its discretion exercise from time to time the following rights and remedies:

                  12.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  12.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower, including the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts or other rights to payment comprising a part of the Collateral upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

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                  12.3.3. The right to take immediate possession of all Goods or other tangible items of the Collateral, and to (i) require Borrowers to assemble any and all of such Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower, then such Borrower agrees not to charge Lender for storage thereof).

                  12.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that any requirement of notice to Borrowers or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on any Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Lender, second to interest accrued with respect to any of the Obligations, third, to the principal of the Obligations, and fourth, if any excess remains, to the Borrower. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Lender therefor.

                  12.3.5. The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

                  12.3.6. Intentionally Omitted.

                  12.3.7. The right to require Borrowers to deposit with Lender funds equal to 105% of the LC Outstandings and, if Borrowers fail promptly to make such deposit, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on any Letter of Credit. At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if Full Payment of all Obligations has occurred, returned to Borrowers.

Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) each Borrower's Intellectual Property and all of each Borrower's computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit, provided that such license or other right to use, license or sublicense shall be limited to be used for the purposes set forth in this SECTION 12.3 and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral. Lender shall be liable to Borrower for any misuse by Lender of Borrower's Intellectual Property.

         12.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Lender (and each of its Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Lender or its Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the Loan Documents to Lender or any of its Affiliates, including all Loans and LC Outstandings all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder, (ii) Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or
(iii) the Collateral for the Obligations is adequate.

         12.5. REMEDIES CUMULATIVE; NO WAIVER.

                  12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any guaranty agreement given to Lender or contained in any other agreement between Lender and any or all Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Lender would otherwise have.

                  12.5.2. The failure or delay of Lender to require strict performance by Borrowers of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the Loan Documents with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

                  12.5.3. If at any time that a Default or an Event of Default exists Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Borrower is required by any of the Loan Documents to perform, or if Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Lender's acceptance of such performance by a Borrower or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender, as the case may be.

SECTION 13. MISCELLANEOUS

         13.1. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's designee, may, without notice to such Borrower and in either any Borrower's or Lender's name, but at the cost and expense of Borrowers:

                  13.1.1. At such time or times as Lender or said designee, in its sole discretion, may determine, endorse such Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                  13.1.2. At any time that an Event of Default exists: (i) demand payment of the Accounts and other rights to payment from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of such Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts, Inventory or other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the

Accounts, Payment Intangibles and Chattel Paper and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of a Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which a Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

         13.2. GENERAL INDEMNITY. Borrowers hereby agree to indemnify and defend the Lender Indemnitees against and to hold the Lender Indemnitees harmless from any Claim ever suffered or incurred by any of the Lender Indemnitees that arises out of or relates to this Agreement or any of the other Loan Documents, any transactions entered into pursuant to any of the Loan Documents, Lender's Lien upon any of the Collateral, or the performance by Lender of its duties or the exercise of any of its rights or remedies under this Agreement or any of the other Loan Documents, or that results from Borrowers' failure to observe, perform or discharge any of Borrowers' duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Lender Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrowers' or any other Person's (except a Lender Indemnitee or its agents) failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Lender Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Claims incurred by any of the Lender Indemnitees as a direct and proximate result of any Lender Indemnitee's own gross negligence or willful misconduct.

         13.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Borrower with respect to each indemnity given by it in this Agreement, or shall survive the Full Payment of the Obligations and termination of the Commitments.

         13.4. MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, any of the Obligations, including such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement, or assign, transfer or otherwise dispose, at any time or times hereafter, of the Obligations, this

Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Lender shall provide Borrowers with 10 days prior notice of any such sales of participations, assignments, transfers or other dispositions. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. Each Borrower further agrees that Lender may disclose (i) any publicly available information regarding such Borrower and its Subsidiaries to any potential participant or assignee, and,
(ii) subject to the prior written consent of such Borrower, any other credit information regarding such Borrower and its Subsidiaries, provided that, prior to any such disclosure under subsection (ii), each such-assignee, proposed assignee, participant or proposed participant shall agree with such Borrower or Lender (which in the case of an agreement with only Lender, such Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to such Borrower received from Lender.

         13.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the other Loan Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         13.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         13.8. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         13.9. NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal

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

delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt, 3 Business Days after mailing, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case, addressed as follows:

          If to Lender:             Wachovia Bank, National Association
                                    191 Peachtree Street, N.E.
                                    30th Floor, Mail Code GA 8056
                                    Atlanta, Georgia 30303
                                    Attention: Asset Based Lending
                                    Facsimile No.: 404-332-6920

          With a courtesy copy to:  Hunton & Williams, LLP
                                    Bank of America Plaza, Suite 4100
                                    600 Peachtree Street, N.E.
                                    Atlanta, Georgia 30308
                                    Attention:  Bruce W. Moorhead, Jr., Esq.
                                    Facsimile No.: (404) 602-8668

          If to Borrowers:          ProxyMed, Inc.
                                    2555 Davie Road, Suite 110
                                    Ft. Lauderdale, FL 33317
                                    Attention:  Judson E. Schmid, Executive
                                                   Vice President and CFO
                                    Facsimile No.: (954) 473-0620

          With a courtesy copy to:  ProxyMed, Inc. - Legal Department
                                    2555 Davie Road, Suite 110
                                    Ft. Lauderdale, FL 33317
                                    Attention: Rafael G. Rodriguez, General
                                                Counsel
                                    Facsimile No.: (954) 473-0620

or to such other address as each party may designate for itself by notice given in accordance with this Section; provided, however, that no notice, request or demand to or upon Lender pursuant to SECTIONS 2.3, 3.1.2, 4.1. OR 6.2.2 hereof shall be effective until received by Lender. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the Person to whose attention at the noticed party such notice, request or demand is required to be sent.

         13.10. PERFORMANCE OF BORROWERS' OBLIGATIONS. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Lender may, in its sole discretion at any time or from time to time, for Borrowers' account and at

Borrowers' expense, pay any amount or do any act required of Borrowers hereunder or under any of the other Loan Documents or otherwise lawfully requested by Lender to (i) enforce any of the Loan Documents or collect any of the Obligations, (ii) preserve, protect, insure, maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Lender's Liens in any of the Collateral, including the payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that Lender may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Lender pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Lender by Borrowers ON DEMAND with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to Lender's right to proceed thereafter as provided herein or in any of the other Loan Documents.

         13.11. CREDIT INQUIRIES. Each Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries by providing any information about such Borrower and its Subsidiaries or Borrowers' performance hereunder.

         13.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         13.13. INDULGENCES NOT WAIVERS. Lender's failure at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.

         13.14. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Exhibits and Schedules attached hereto is incorporated into this Agreement and by this reference made a part hereof. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided that, as provided in SECTION 13.4 hereof, no Borrower shall be authorized to assign any interest in any of the Loan Documents.

         13.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

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

         13.16. ADVERTISING AND PUBLICITY. With the prior consent of Borrowers' Agent (which shall not be unreasonably withheld or delayed), Lender may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lender pursuant to this Agreement, including the names and addresses of Borrowers, the amount and security for the credit accommodations and the general nature of Borrowers' business, provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the "LPC Gold Sheets."

         13.17. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF A BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         13.18. WAIVERS BY BORROWER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY

LENDER ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY OF THE LOAN DOCUMENTS, ANY TRANSACTION THEREUNDER OR THE USE OF THE PROCEEDS OF ANY LOANS; AND (VI) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         [Signature Pages Follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed under seal in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                        BORROWERS:

                                        PROXYMED, INC.

                                        By:    /s/ Nancy J. Ham
                                               -----------------------------
                                        Name:  Nancy J. Ham
                                               -----------------------------
                                        Title: President and Chief Operating
                                                 Officer
                                               -----------------------------

                                        [CORPORATE SEAL]

                                        KEY COMMUNICATIONS SERVICES, INC.

                                        By:    /s/ Nancy J. Ham
                                               -----------------------------
                                        Name:  Nancy J. Ham
                                               -----------------------------
                                        Title: Chief Executive Officer
                                               -----------------------------

                                        [CORPORATE SEAL]

                                        MEDUNITE INC.

                                        By:    /s/ Nancy J. Ham
                                               -----------------------------
                                        Name:  Nancy J. Ham
                                               -----------------------------
                                        Title: President
                                               -----------------------------

                                        [CORPORATE SEAL]

                     [Signatures continue on following page]

                                        Accepted in Atlanta, Georgia:

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION
                                        ("Lender")

                                        By:    /s/ Joe Lee
                                               -----------------------------
                                        Name:  Joe Lee
                                               -----------------------------
                                        Title: Associate
                                               -----------------------------